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                                                                      EXHIBIT 10
















                           MARSH & MCLENNAN COMPANIES

                       STOCK INVESTMENT SUPPLEMENTAL PLAN

                            (Effective July 1, 1992)













As amended and restated to conform to the Stock Investment Plan (amended to conform to IRS determination letter dated January 25, 1995)

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                                INDEX TO ARTICLES

ARTICLE                                                                     Page
- -------                                                                     ----
          Preamble . . . . . . . . . . . . . . . . . . . . . . . . . .       1

1         Definitions. . . . . . . . . . . . . . . . . . . . . . . . .       1

2         Eligibility  . . . . . . . . . . . . . . . . . . . . . . . .       2

3         Employee Deferrals . . . . . . . . . . . . . . . . . . . . .       3

4         Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .       4

5         Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .       5

6         Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . .       9

7         Administration . . . . . . . . . . . . . . . . . . . . . . .       9

8         Amendment and Termination. . . . . . . . . . . . . . . . . .      11

9         Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .      12

10        Effective Date . . . . . . . . . . . . . . . . . . . . . . .      13

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                                    PREAMBLE

          Effective July 1, 1992, Marsh & McLennan Companies, Inc. (the "Company") adopted this Marsh & McLennan Companies Stock Investment Supplemental
Plan (the "Plan").   The Plan provides benefits to certain employees of the
Company and its subsidiaries who would have their benefits and contributions under the Marsh & McLennan Companies Stock Investment Plan limited by certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and other applicable laws. It is intended that, to the maximum extent possible, benefits paid under the Plan shall be paid under an arrangement that is an unfunded "excess benefit plan" within the meaning of section 3(36) of ERISA and, to the extent not so paid, such benefits shall be paid under an arrangement that is, for purposes of ERISA, unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This document describes the benefits provided under the Plan and is intended to represent a binding obligation of Marsh & McLennan Companies, Inc. and participating subsidiaries to provide those benefits, subject to the terms and conditions of the Plan as from time to time in effect. The Plan reads as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          The following terms when used in this Plan have the designated meanings unless a different meaning is clearly required by the context.

          1.1 AFTER-TAX CONTRIBUTIONS, CODE, COMPANY, COMPENSATION, EMPLOYEE, MMC STOCK, MONTHLY EARNINGS, PARTICIPANT, PARTICIPATING COMPANY MATCHING CONTRIBUTIONS, PLAN YEAR, PRE-TAX CONTRIBUTIONS and TERMINATION OF EMPLOYMENT have the meanings given them in the Basic Plan.

          1.2 BASIC PLAN means the Marsh & McLennan Companies Stock Investment Plan.

          1.3  BENEFICIARY means the person or persons designated pursuant to
Article 6 to receive a benefit in the event of a SISP Participant's death before his SISP Benefit has been paid in full.

          1.4  CHANGE IN CONTROL has the meaning set forth in Section 5.6.

          1.5 COMMITTEE means the committee appointed by the Company pursuant to Section 11.1 of the Basic Plan.

          1.6  COMPENSATION LIMIT means, with respect to any Plan
Year, the limit established for such Year pursuant to section 401(a)(17) of the Code.

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          1.7  DEFERRAL LIMIT means, with respect to any calendar year, the limit on elective deferrals for such year established pursuant to section 402(g) of the Code.

          1.8 FAIR MARKET VALUE of a share of MMC Stock on any date means the closing price per share reported on the New York Stock Exchange for such date or, if no trading occurs on such date, for the last preceding day on which trading occurred.

          1.9 PARTICIPATING COMPANY means the Company and any subsidiary thereof whose Employees are eligible to participate in the Basic Plan.

          1.10 PAYMENT DATE means a date determined pursuant to Section 5.3 or
5.4 for commencement of the payment of some portion or all of a SISP Benefit.

          1.11 PLAN means this Marsh & McLennan Companies Stock Investment Supplemental Plan as in effect from time to time.

          1.12 PLAN ADMINISTRATOR means an individual appointed from time to time by the Company to administer the Plan.

          1.13 SECTION 415 LIMIT means, with respect to any limitation year within the meaning of Treas. Reg. section 1.415-2(b), the limit established for such year pursuant to section 415(c)(1)(A) of the Code.

          1.14 SISP ACCOUNT means an account established by the Company pursuant to Section 4.1.

          1.15 SISP BENEFIT means the benefit described in Section 5.1.

          1.16 SISP PARTICIPANT means an individual who has a SISP Account that has not been terminated pursuant to Section 4.1.

          1.17 STOCK UNIT means a bookkeeping entry made to a SISP Participant's SISP Account pursuant to Article 4.

                                    ARTICLE 2

                                   ELIGIBILITY

          2.1 ELIGIBILITY. An Employee who is a Participant in the Basic Plan, whose Contribution Authorization under the Basic Plan is not suspended pursuant to Section 3.7 of the Basic Plan and whose opportunity to cause contributions to be made pursuant to Section 3.1 thereof could reasonably be expected to be limited in any Plan Year by the operation of the Compensation Limit or the
Section 415 Limit may (a) defer Compensation during such Plan Year pursuant to
Section 3.1 of this Plan and (b) have matching amounts


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credited to his SISP Account pursuant to Section 4.3 of this Plan.  The Plan
Administrator in his sole discretion may establish specific terms and conditions for the participation of any Employee.

                                    ARTICLE 3

                               EMPLOYEE DEFERRALS

          3.1 DEFERRAL ELECTION. Subject to Section 3.3, an Employee who is eligible pursuant to Section 2.1 for a Plan Year may direct the Participating Company that employs him to reduce his Compensation for such Plan Year by an amount equal to any whole percentage thereof, provided that such percentage shall be not less than two percent (2%) and not more than twelve percent (12%), and to pay such amount to such Employee in the future as deferred compensation. Any direction pursuant to this Section 3.1 shall be given in writing, at such time and in such manner as the Plan Administrator shall prescribe, and shall apply only to Compensation that is remuneration for services rendered after the date such direction is given. No direction given pursuant to this Section 3.1 shall be changed with retroactive effect.

          3.2 EFFECTIVE DATE. An Employee who elects a Compensation reduction pursuant to Section 3.1 may, at the time such election is made, direct that it shall be effective for any Plan Year on the earliest date in such Plan Year as of which the Employee's opportunity to cause Pre-Tax Contributions to be made under the Basic Plan is limited by the Deferral Limit. If the Employee does not give such a direction, then, except as may be otherwise permitted by the Plan Administrator, no Compensation reduction elected pursuant to Section 3.1 shall be effective in any Plan Year prior to the earliest date in such Plan Year as of which the Employee's opportunity to cause contributions to be made under the Basic Plan is limited by the Compensation Limit or the Section 415 Limit. Any Compensation reduction elected pursuant to Section 3.1 shall be effected by payroll deductions from each payment of Monthly Earnings that is made to the Employee subsequent both to the date he directs a Participating Company to make such reduction and to the effective date determined under this Section 3.2.

          3.3 LIMITATIONS. (a) The sum for any Plan Year of an Employee's Compensation reduction pursuant to Section 3.1 of this Plan and his Pre-Tax and After-Tax Contributions pursuant to Section 3.1 of the Basic Plan shall not exceed an amount equal to twelve percent (12%) of the Compensation paid to such Employee during such Plan Year. The reduction in an Employee's Compensation under this Plan shall be adjusted to the extent necessary to comply with the limitation set forth in the preceding sentence.

               (b) The sum for any Plan Year of the amount credited to an Employee's SISP Account pursuant to Section 4.3 of this Plan and the Participating Company Matching Contributions credited


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to him pursuant to Section 4.1 of the Basic Plan shall not exceed an amount equal to four percent (4%) of the Compensation paid to such Employee during such Plan Year. The amount credited pursuant to Section 4.3 of this Plan shall be adjusted to the extent necessary to comply with the limitation set forth in the preceding sentence.

          3.4 COMPENSATION. For purposes of this Article 3, an Employee's Compensation shall include any amount deferred pursuant to an election under this Plan.

                                    ARTICLE 4

                                    ACCOUNTS

          4.1 SISP ACCOUNTS. The Company shall establish a SISP Account for each SISP Participant which shall be credited with Stock Units based upon such SISP Participant's Compensation reductions and the matching amounts attributable thereto, and upon reinvestment of dividends, and which shall be debited for SISP Benefits paid to or in respect of such SISP Participant. A SISP Account shall be terminated when no more Stock Units stand credited to it.
          4.2 CREDITS FOR COMPENSATION REDUCTIONS. The reduction in a SISP Participant's Compensation for any month shall be converted to Stock Units as of the last day of such month by dividing the amount of such reduction by the Fair Market Value of a share of MMC Stock on such day. The number of Stock Units thus determined, including any fractional unit, shall be credited to such SISP Participant's SISP Account as of the last day of the month.

          4.3 CREDITS FOR EMPLOYER MATCHING. Each SISP Account to which Stock Units are credited for any month pursuant to this Section 4.3 shall be credited as of the last day of such month with an additional number of Stock Units (including any fractional Unit) equal to the quotient of (a) two-thirds (2/3) of the first six percent (6%) of reduction in the SISP Participant's Monthly Earnings under this Plan for such month divided by (b) the Fair Market Value of a share of MMC Stock as of such last day.

          4.4 CREDITS FOR DIVIDEND REINVESTMENT. Whenever a cash dividend is paid on MMC Stock, each SISP Account shall be credited as of the payment date with a number of Stock Units (including any fractional Unit) equal to the quotient of (a) an amount equal to the cash dividend payable on shares of MMC Stock equal in number to the number of Stock Units (excluding any fractional
Unit) standing credited to such SISP Account at the record date divided by (b) the Fair Market Value of a share of MMC Stock on such payment date. In the event of a stock dividend or distribution, stock split, recapitalization or the like, each SISP Account shall be credited as of the payment date with a number of Stock Units (including any fractional Unit) equal to the number of shares (including any


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fractional share) of MMC Stock payable in respect of shares of MMC Stock equal in number to the number of Stock Units (excluding any fractional Unit) standing credited to such SISP Account at the record date.

          4.5 ACCOUNTS CONFER NO INTEREST IN ASSETS. The crediting of Stock Units to the SISP Account of a SISP Participant is merely a bookkeeping record and shall not confer on such SISP Participant any right, title or interest in or to any specific assets of Participating Companies.

          4.6 ACCOUNT STATEMENTS. The Plan Administrator shall furnish written statements to each SISP Participant setting forth, at least as of the end of each calendar year, the number of Stock Units (including any fractional Unit) credited to his SISP Account.

                                    ARTICLE 5

                                    BENEFITS

          5.1 SISP BENEFIT. A SISP Participant's SISP Benefit payable as of any Payment Date shall be a number of shares of MMC Stock equal to the number of Stock Units that stand credited to his SISP Account as of the end of the month preceding such Payment Date and to which such Payment Date applies pursuant to
Section 5.3 or 5.4. Except as provided in Section 5.6 hereof, SISP Benefits shall be paid only in shares of MMC Stock. If actual payment of a SISP Benefit (or portion thereof) cannot commence on the applicable Payment Date, it shall commence as soon as practicable thereafter.

          5.2 NONFORFEITABILITY. A SISP Participant's right to receive his SISP Benefit shall be fully vested and nonforfeitable at all times.

          5.3 TIME AND METHOD OF PAYMENT. (a) Except to the extent that a SISP Participant shall have designated the time and/or form of payment of his SISP Benefit pursuant to Section 5.4, the Payment Date for a SISP Benefit shall be the date of the SISP Participant's Termination of Employment for any reason and such Benefit shall be paid in a single distribution. All payments of SISP Benefits shall be subject to the provisions of Section 5.8.

               (b) In the event that a SISP Participant dies before payment of his SISP Benefit has commenced, his SISP Benefit shall be paid to his Beneficiary as soon as practicable in a single distribution.

               (c) Notwithstanding any other provision of this Article 5, the Plan Administrator may delay the payment of a SISP Benefit to a date no more than one year following the Payment Date otherwise selected if the Plan Admnistrator determines that such delay is necessary or advisable to preserve in full the right of a


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Participating Company to a tax deduction pursuant to section 162 of the Code in respect of such payment.

          5.4 DESIGNATIONS BY PARTICIPANTS. (a) Subject to the provisions of paragraph (b) of this Section 5.4, the Plan Administrator may in his discretion permit SISP Participants, under uniformly applicable rules, to designate the time and/or form of payment of their SISP Benefits. Any such designation (i) shall apply only to such portion of a SISP Benefit as is based on Stock Units credited to a SISP Account in respect of Compensation reductions effected after the date of such designation and matching amounts attributable thereto, and (ii) shall remain in effect until such time as a new designation shall be made. No such designation shall be changed with retroactive effect.

               (b) The Plan Administrator may permit a SISP Participant to designate as a Payment Date (i) the first day of any month that is at least 24 months after the date of such designation or (ii) the date of his Termination of Employment, whenever that shall occur. A SISP Participant who thus designates a Payment Date may at the same time elect to receive the portion of his SISP Benefit payable on such Payment Date in substantially equal installments paid at such intervals as the Plan Administrator shall determine over a period certain not to exceed the lesser of 15 years or his life expectancy at the Payment Date.


               (c) In the event that a SISP Participant who is receiving payment in installments dies before his entire SISP Benefit has been paid, his Beneficiary shall receive the undistributed SISP Benefit in a single distribution which shall be made as soon as practicable following the date of death.

               (d) The SISP Account in respect of which a SISP Benefit is paid in installments shall be debited for the number of Stock Units in each installment payment when made. The amount of each installment shall be appropriately increased to reflect Stock Units credited to such Account as a result of dividend reinvestment pursuant to Section 4.4.

          5.5 SOURCE OF PAYMENT. The SISP Benefit of each SISP Participant shall be the obligation of the Participating Company or Companies by which such SISP Participant was employed at the time Compensation reductions in respect of him were made pursuant to Section 3.1, and shall be the general liability of such Participating Company or Companies. The claim of a SISP Participant or Beneficiary to a SISP Benefit shall at all times be merely the claim of an unsecured creditor of the Participating Company or Companies responsible therefor. No trust, security, escrow, or similar account need be established for the purpose of paying SISP Benefits. However, the Company may in its discretion establish a custodial account or "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Code and applicable


                                      - 6 -
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regulations or rulings) to hold assets of the Participating Companies, subject to the claims of such Companies' creditors in the event of insolvency, for the purpose of paying SISP Benefits. If the Company establishes such an account or trust, amounts paid therefrom shall discharge the obligations hereunder to the extent of the payments so made.

          5.6 CHANGE IN CONTROL. (a) For purposes of this Section 5.6, a "Change in Control" shall have occurred if:

               (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 5.5) whose election by the Board of Directors or nomination for election by the Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires 50% or more


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          of the combined voting power of the Company's then outstanding securities);

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

               (b) Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change in Control, the Company shall pay to each SISP Participant his SISP Benefit (i) in a single distribution of shares of MMC Stock or (ii) to the extent all of the shares of MMC Stock have been changed, exchanged or converted into cash, property or other securities of the Company in connection with such Change in Control, in such cash, property or other securities to which such SISP Participant would have been entitled if his SISP Benefit had been paid to him in the manner as set forth in clause (i) hereof immediately prior to the Change in Control; PROVIDED, HOWEVER, that if it is determined that the payment provided for in clauses (i) or (ii) above, as applicable, would cause the SISP to fail to comply with the requirements set forth in Rule 16b-3(d) under the Exchange Act, the Company instead shall establish an irrevocable trust for the benefit of SISP Participants and shall contribute to such trust such cash, property or shares of MMC Stock or other securities of the Company which would have been paid to each SISP Participant pursuant to such clause (i) or (ii) with distribution to be made from such trust as soon as practicable in compliance with Rule 16b-3(d).

          5.7 WITHHOLDING. All deferrals and payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax or other law. The Participating Company or Companies responsible for payment of a SISP Benefit shall have the right to require as a condition of deferral and payment that the payee remit to such Company or Companies an amount sufficient in its or their opinion to satisfy all applicable withholding requirements. To the extent permitted by applicable law, the Plan Administrator may from time to time establish procedures to facilitate the discharge of payees' obligations under this Section 5.7, which procedures may include the withholding of shares of MMC Stock otherwise payable under the Plan.

          5.8 RESTRICTIONS (a) If the Plan Administrator shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the crediting of stock units under the Plan, or the issuance of shares thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Plan Administrator.


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               (b)  The term "Consent" as used herein with respect to any Plan
Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Plan Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

                                    ARTICLE 6

                                  BENEFICIARIES

          6.1 BENEFICIARY DESIGNATION. (a) A SISP Participant shall be deemed to have designated the same Beneficiary or Beneficiaries for his SISP Benefit as those he has at the time of reference properly designated pursuant to Section
10.1 of the Basic Plan. Any proper change in designation under the Basic Plan shall be deemed a like change under this Plan.

               (b) In the event that there is no properly designated Beneficiary or contingent Beneficiary living at the time of a SISP Participant's death, any unpaid amount of his SISP Benefit shall be paid in accordance with
Section 10.2 of the Basic Plan. The person or persons to whom such amount is paid shall be deemed to be the deceased SISP Participant's Beneficiary for purposes of Article 5 of this Plan.

          6.2 PAYMENT TO INCOMPETENT. If any person entitled to benefits under this Plan shall be a minor or shall be physically or mentally incompetent in the judgment of the Plan Administrator, such benefits may be paid to the person to whom the corresponding benefits under the Basic Plan are paid pursuant to
Section 10.3 thereof.
                                    ARTICLE 7

                                 ADMINISTRATION

          7.1 APPOINTMENT OF PLAN ADMINISTRATOR. The Plan shall be administered by the Committee except as to such duties as have been specifically delegated to the Plan Administrator in other provisions of this Plan. Without limiting the generality of the foregoing, the Committee shall have the power and discretion to:

               (a) make and enforce rules and regulations and prescribe the use of forms he deems appropriate for the administration of the Plan;

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               (b)  construe all terms, provisions, conditions and limitations of the Plan and resolve ambiguities, inconsistencies and omissions;

               (c) determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which it deems such a determination advisable, such determinations to be final and conclusive on all persons;

               (d) delegate authority to agents and other persons to act on its behalf in carrying out the provisions and administration of the Plan, and to take or direct any action required or advisable with respect to the administration of the Plan.

          7.2 CLAIMS PROCEDURE. If the Plan Administrator denies any SISP Participant's or Beneficiary's claim for benefits under the Plan:

               (a) the Plan Administrator shall notify such SISP Participant or Beneficiary of such denial by written notice which shall set forth the specific reasons for such denial; and

               (b) the SISP Participant or Beneficiary shall be afforded a reasonable opportunity for a full and fair review by the Committee of the decision to deny his claim for Plan benefits.

Notwithstanding the foregoing provisions of this Section 7.2, in the event that the denied claim is for benefits that are deemed not provided under an "excess benefit plan" within the meaning of section 3(36) of ERISA, the claims procedure shall be the same as the one provided for under the Basic Plan.

          7.3 SERVICE OF PROCESS. The Company or such other person as may from time to time be designated by the Company shall be the agent for service of process under the Plan.

          7.4 NO BOND REQUIRED. No bond or other security shall be required of the Plan Administrator or any member of the Committee or any person to whom the Plan Administrator or the Committee delegates authority except as may be required by law.

          7.5 LIMITATION OF LIABILITY; INDEMNITY. Except to the extent otherwise provided by law, if any duty or responsibility of the Plan Administrator or the Committee has been allocated or delegated to any other person in accordance with any provision of this Plan, then neither the Plan Administrator nor the Committee (as the case may be) shall be liable for any act or omission of such person in carrying out such duty or responsibility. The Company shall indemnify and save the Plan Administrator and each person who is a member of the Committee, and each employee or director of a Participating Company harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim) to the fullest extent permitted under applicable law, except when the same is judicially determined to be due to the gross negligence or willful misconduct of the Plan Administrator or such Committee member, employee or director.

          7.6  PAYMENT OF EXPENSES.  The Plan Administrator and members of the
Committee shall serve without special compensation.   Their expenses, and all
other expenses of Plan administration, shall be paid by the Company.

                                    ARTICLE 8

                            AMENDMENT AND TERMINATION

          8.1 RIGHT RESERVED. (a) Subject to Section 8.2, the Company may at any time amend the Plan, retroactively or otherwise, in any respect or terminate the Plan. However, no such amendment or termination shall reduce any SISP Participant's SISP Benefit determined as though the date of such amendment or termination were the date of his Termination of Employment. No amendment shall increase Plan benefits, or broaden Plan eligibility, without action by the Board of Directors of the Company.

               (b) Notwithstanding a termination of the Plan, additional Stock Units shall continue to be credited to each SISP Account as dividend reinvestments pursuant to Section 4.4 until such time as such Account is terminated.

               (c) In its discretion, the Company may upon Plan termination or at any time thereafter pay to every SISP Participant (or Beneficiary) in a single distribution a number of shares of MMC Stock equal to the number of Stock Units then standing credited to his SISP Account, whereupon all SISP Accounts shall be terminated.

          8.2 ACTION TO BIND COMPANY. Upon the execution of the Plan by the Company, each Participating Company designates the Company as its agent to administer the Plan. Any amendment or termination of the Plan by the Company shall be binding upon each Participating Company.

                                    ARTICLE 9

                                  MISCELLANEOUS

          9.1 DOUBT AS TO RIGHT TO PAYMENT. If any doubt exists as to the right of any person to any benefits under this Plan or the amount or time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Plan Administrator may, in his discretion, direct that payment of such benefits be deferred until such right or amount or time is determined, or until a court of competent jurisdiction orders that such benefits be paid into court in accordance with appropriate rules of law, or the Plan Administrator may direct that payment be made only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to him).

          9.2 SPENDTHRIFT CLAUSE. No benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process whether pursuant to a "qualified domestic relations order" as defined in section 414(p) of the Code or otherwise.

          9.3 USAGE. Whenever applicable, the masculine gender, when used in the Plan, includes the feminine gender, and the singular includes the plural.

          9.4 DATA. Any SISP Participant or Beneficiary claiming a SISP Benefit under the Plan shall furnish to the Plan Administrator such documents, evidence or information as the Plan Administrator shall consider necessary or desirable for the purpose of administering the Plan, or to protect the Plan Administrator. It is a condition of the Plan that each such SISP Participant or Beneficiary shall furnish promptly true and complete data, evidence or information and sign such documents as the Plan Administrator may require before any benefits become payable under the Plan.

          9.5 SEPARABILITY. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included therein. Without limiting the application of the preceding sentence, a provision shall be considered invalid if its operation would cause the Basic Plan to fail to qualify under section 401(k) of the Code.

          9.6 CAPTIONS. The captions in this document and in the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and shall in no way affect the Plan or the construction of any provision thereof.

          9.7 RIGHT OF DISCHARGE RESERVED. The establishment of the Plan shall not be construed to confer upon any Employee any legal right to be retained in the employ of a Participating Company or give any Employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All employees shall remain subject to discharge to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment may have upon them under the Plan.

          9.8 LIMITATIONS ON LIABILITY. Notwithstanding any other provision of the Plan, no Participating Company nor any employee or agent of a Participating Company shall be liable to any SISP Participant, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

          9.9 GOVERNING LAW AND LIMITATIONS ON ACTIONS. The Plan is intended to constitute in part an arrangement that is an unfunded "excess benefit plan" and in part an arrangement that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, all within the meaning of the Employee Retirement Income Security Act of 1974, as amended. All rights under this Plan shall be governed by and construed in accordance with rules of Federal law applicable to such plans. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any Participant or Beneficiary for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within three years. This three year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure and (b) the date such individual's cause of action first accrued (as determined under the laws of the State of New York without regard to principles of choice of laws).

                                   ARTICLE 10

                                 EFFECTIVE DATE

          10.1 EFFECTIVE DATE. This Plan shall be effective as of July 1, 1992, provided that it shall have been approved by a vote of the Company's shareholders prior to that date. No benefits shall be payable under the Plan in respect of employees who terminated employment for any reason prior to such date or to their beneficiaries.

          IN WITNESS WHEREOF, MARSH & MCLENNAN COMPANIES, INC. has caused this instrument to be executed by its duly authorized officers, and its corporate seal to be hereunto affixed, this 17th day of February, 1995.

                                   MARSH & MCLENNAN COMPANIES, INC.


                                   By:/S/Francis N. Bonsignore
                                      -----------------------------------
                                      Title:  Senior Vice President

                                                                      EXHIBIT 10
                            PUTNAM INVESTMENTS, INC.


                      EXECUTIVE DEFERRED COMPENSATION PLAN



                         Effective as of January 1, 1994

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III  Participation . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV  Executive Salary Deferral Account. . . . . . . . . . . . . . . .   5

ARTICLE V  Excess Contribution Accounts. . . . . . . . . . . . . . . . . . .   6

ARTICLE VI  Investment of Executive Salary Deferrals and
            Excess Contributions . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VII  Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VIII  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IX  Administration . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE X  Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XI  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE XII  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XIII  Amendment, Termination and Effective Date. . . . . . . . . . .  13

                            PUTNAM INVESTMENTS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    ARTICLE I

                                     PURPOSE

     The Putnam Investments, Inc. Executive Deferred Compensation Plan has been established to provide certain executives with deferred compensation equal to the amounts of (a) employer contributions in excess of amounts permitted to be contributed to the Putnam Investments, Inc. Profit Sharing Retirement Plan, (the "Profit Sharing Plan") because of the limitations of section 415 of the Code,
(b) employer contributions with respect to a Participant's Compensation in excess of the limitations imposed by sections 401(a)(17) of the Code, and (c) elective deferrals (as described in section 402(e)(3) of the Code) which exceed the amount that could otherwise be deferred under the Profit Sharing Plan.

     The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

                                   ARTICLE II

                                   DEFINITIONS

     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

     1. "Accounts" means the Executive Salary Deferral Account and the Excess Contribution Account established for the Participant's benefit under Articles IV and V.

     2. "Appendix A" is the appendix attached to the Plan which lists those individuals who have been designated as Eligible Executives for purposes of making Executive Salary Deferrals under Article IV.

     3. "Appendix B" is the appendix attached to the Plan which lists those individuals for whom Excess Contributions will be made for a Plan Year under
Article V.

     4. "Beneficiary" means the person or persons designated by the Participant under the Profit Sharing Plan to receive benefits payable at the Participant's death.

     5.  "Board of Directors" means the board of directors of the Company.

     6. "Change of Control" means the occurrence of any of the following events:

          (a) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than MMC, the Employer, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or the Employer or any company owned, directly or indirectly, by the stockholders of MMC or the Employer in substantially the same proportions as their ownership of stock of MMC or the Employer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC or the Employer representing 50% or more of the combined voting power of MMC's or the Employer's then outstanding securities;

          (b) the stockholders of MMC or the Employer approve a merger or consolidation of MMC or the Employer with any other company, other than (i) a merger or consolidation which would result in the voting securities of MMC or the Employer, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of MMC or the Employer or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of MMC or the Employer (or similar transaction) in which no "person" (as defined above) acquires 50% or more of the combined voting power of MMC's or the Employer's then outstanding securities;

          (c) the stockholders of MMC or the Employer approve a plan of complete liquidation of MMC or the Employer or an agreement for the sale or disposition by MMC or the Employer of all or substantially all of MMC's or the Employer's assets (or any transaction having a similar effect); or

          (d) MMC ceases to hold securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities.

     7. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     8. "Committee" means the persons appointed by the Board with the written approval of the Chief Executive Officer of MMC, to review decisions of the Plan Administrator with respect to denied claims in accordance with the claims procedure described in Article XI.

     9.  "Company" means Putnam Investments, Inc., a Delaware corporation.

     10. "Compensation" means base salary and the cost of employee benefits elected by the Eligible Executive in lieu of cash compensation, including elective deferrals under the Profit Sharing Plan.

     11. "Compensation Limit" means the amount distributed in section 401(a)(17) of the Code for any Plan Year.

     12. "Contribution Limit" means the applicable limitation on contributions described in section 415 of the Code for any Plan Year.

     13. "Eligible Executive" means each employee of the Employer who is designated on either Appendix A or Appendix B as eligible to participate in the Plan.

     14. "Employer" means the Company, and any corporation affiliated with the Company which the Board of Directors permits to adopt the Plan for its Eligible Executives.

     15. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     16. "Excess Contribution" means an amount credited to a Participant's Excess Contribution Account by the Employer in accordance with Article V.

     17. "Executive Salary Deferral" means the portion of a Participant's Compensation which is deferred under Article IV and credited to the Participant's Executive Salary Deferral Account.

     18.  "MMC" means Marsh & McLennan Companies, Inc., a Delaware corporation.

     19.  "MMC Stock" means the common stock of MMC.

     20. "Participant" means any individual who participates in the Plan in accordance with Article III.

     21. "Plan Administrator" means the individual or individuals currently serving as Plan Administrator under the Profit Sharing Plan.

     22. "Plan" means the Putnam Investments, Inc. Executive Deferred Compensation Plan as set forth herein and all subsequent amendments hereto.

     23.  "Plan Year" means the calendar year.

     24. "Profit Sharing Plan" means the Putnam Investments, Inc. Profit Sharing Retirement Plan, as amended from time to time.

     25. "Unforeseen Emergency" means an immediate and heavy financial need resulting from

          (a) expenses which are not covered by insurance and which the Participant, the Beneficiary or the spouse or dependent of such Participant or Beneficiary has incurred as a result of, or is required to incur in order to receive, medical care; or

          (b) any other unanticipated emergency that is determined by the Plan Administrator to be caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.

     26.  "Valuation Date" means each business day.

                                   ARTICLE III

                                  PARTICIPATION

     Section 1. The Plan Administrator shall determine prior to each Plan Year which employees shall be Eligible Executives for purposes of Section IV for such Plan Year, and shall list such Eligible Executives on Appendix A. At the end of the Plan Year, the Plan Administrator shall determine which employees will be Eligible Executives for purposes of Article V only for such Plan Year, and shall list such Eligible Executives on Appendix B.

     Section 2. An Eligible Executive shall become eligible to make Executive Salary Deferrals under Article IV for the first

Plan Year after the December 31st on which his or her annual rate of Compensation exceeds the Compensation Limit. To become a participant for purposes of Article V for a Plan Year, an Eligible Employee must be eligible for an allocation of the Employer's profit sharing contributions under the Profit Sharing Plan for such Plan Year and (a) must receive Compensation for the Plan Year in excess of the Compensation Limit or (b) be entitled to an allocation amount calculated under Section 6.2(d) (without reference to Section 6.3) of the Profit Sharing Plan which exceeds the amount that may be contributed to the Profit Sharing Plan on his or her behalf because of the Contribution Limit.

     Section 3. Any Eligible Executive who elects to make Executive Salary Deferrals or for whom Excess Contributions are made shall become a Participant in the Plan and shall continue to be a Participant as long as any amount remains credited to his or her Accounts.

     Section 4. By participating in the Plan, each Participant acknowledges the Plan is not subject to certain provisions of ERISA, including the participation, vesting, funding, spousal benefits and fiduciary responsibility provisions.

                                   ARTICLE IV

                        EXECUTIVE SALARY DEFERRAL ACCOUNT

     Section 1. A Participant may for any Plan Year elect to defer a designated whole percentage of any Compensation payable to such Participant for services to be performed subsequent to the election, and have his or her Employer credit an equivalent amount to an Executive Salary Deferral Account under the Plan. Such election shall be made on a form delivered to the Plan Administrator prior to the beginning of the Plan Year. The Plan Administrator may limit the amount of Executive Salary Deferrals under the Plan by establishing a percentage limit for any Plan Year.

     Section 2. Any amount to be credited to an Executive Salary Deferral Account under the Plan shall be deemed to be credited to such Account as of the same date that the Compensation would have been paid to the Participant but for the election made under Section 1 of this Article IV (or as soon as administratively practicable thereafter). The value of the Participant's Executive Salary Deferral Account shall be determined at any time in accordance with Article VI.

     Section 3. A Participant may change his or her deferral election at any time, but such new deferral election shall become effective no earlier than the first day of the Plan Year following the making of such election. Any deferral election made under this Article IV shall continue to be effective until revoked or changed pursuant to this Article.

     Section 4. Except as provided herein, a Participant may revoke his or her deferral election as of the first day of any Plan Year which follows such revocation by giving written notice to the Plan Administrator before that day (or any such earlier date as the Plan Administrator may prescribe). If the Participant incurs an Unforeseen Emergency, the Plan Administrator may permit the Participant to revoke a deferral election effective immediately.

     Section 5. A Participant shall have no right to receive any portion of his or her Executive Salary Deferral Account until it becomes distributable under
Article VIII.

                                    ARTICLE V

                          EXCESS CONTRIBUTION ACCOUNTS

     Section 1. For any Plan Year in which the Participant's Compensation exceeds the Compensation Limit, the Employer shall credit his or her Excess Contribution Account with an amount equal to the amount of the Participant's Compensation in excess of the Compensation Limit multiplied by the rate of contributions the Employer makes to the Profit Sharing Plan for that Plan Year. For any Plan Year in which the amount called for by Section 6.2(d) (without reference to Section 6.3) of the Profit Sharing Plan together with contributions to any other qualified plan of the Employer with respect to any Participant exceeds the Contribution Limit, such excess amount shall be credited to the Participant's Excess Contribution Account under the Plan.

     Section 2. Any amount to be credited to an Excess Contribution Account shall be deemed to be credited to such Account as of the same date that the Employer would have contributed such amount to the Profit Sharing Plan except for the Contribution Limit or the Compensation Limit. The value of the Participant's Excess Contribution Account shall be determined at any time in accordance with Article VI.

     Section 3. A Participant shall have no right to receive any portion of the account balance of his or her Excess Contribution Account until it becomes distributable under Article VIII.

                                   ARTICLE VI

                  INVESTMENT OF EXECUTIVE SALARY DEFERRALS AND
                              EXCESS CONTRIBUTIONS

     Section 1. ACCOUNTS. The Plan Administrator shall establish two Accounts for each Participant reflecting Executive

Salary Deferrals (if any) and Excess Contributions made for the Participant's benefit together with any adjustments hereunder. As of the end of each calendar quarter or such other interval as the Plan Administrator may from time to time determine, the Plan Administrator shall provide the Participant with a statement of his or her Accounts reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Accounts since the prior statement.

     Section 2. INVESTMENTS. Each Participant's Accounts shall be credited with income, gain and loss as if it were invested in shares of one or more investment companies for which Putnam Investment Management, Inc. serves as investment advisor or for which Putnam Mutual Funds Corp. is the principal underwriter, or in MMC Stock. The Plan Administrator may determine from time to time whether MMC Stock will be an available investment option under the Plan, and may limit the choice of investment companies in which Accounts may be deemed to be invested and the percentage of each Account that may be allocated to any one fund or to MMC Stock. The Plan Administrator may provide Participants and Beneficiaries the opportunity to determine how their Accounts will be deemed to be invested from among the available investment options, and may permit changes in those investment directions at whatever frequency it deems appropriate and within whatever limitations are applicable to any investment option. If any Participant or Beneficiary makes an investment selection, the Employer (or in the event of the establishment of a trust hereunder, the trustee of such trust) may follow such investment selection but neither shall be legally bound to do so.

     Section 3. PAYMENTS. Each Participant's Accounts shall be reduced by the amount of any payment made to or on behalf of the Participant under Article VIII as of the date such payment is made.

                                   ARTICLE VII

                                     VESTING

     All Excess Contribution Accounts, Executive Salary Deferral Accounts, Excess Contributions and Executive Salary Deferrals shall at all times be fully vested.

                                  ARTICLE VIII

                               PAYMENT OF BENEFITS

     Section 1. RETIREMENT. When a Participant elects to have Executive Salary Deferrals made on his or her behalf for any Plan Year, the Participant shall also elect the time at which the Executive Salary Deferrals and any Excess Contributions for such

Plan Year (including earnings attributable thereto) will be paid to the Participant. Payment shall be made within 60 days following:

          (a) the Participant's retirement on or after age 50 from the Company or applicable Employer; or

          (b)  the fifth anniversary of such retirement date,

whichever the Participant elects.

     The Participant shall also at such time select the form of payment of his or her Accounts, under one of the following options:

          (i)  a single sum cash payment; or

          (ii) annual installments over a period of 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

     The foregoing elections shall be made on such form and in such manner as approved or prescribed by the Plan Administrator. Each such election may be changed prior to the beginning of the Plan Year to which it applies, but not thereafter. If no new election is made hereunder with respect to any Executive Salary Deferrals, the existing election as to form and time of payment of such amounts shall remain effective for all amounts deferred thereafter until a new election is made hereunder with respect to future deferrals. Except as provided in Sections 2, 3, or 4 below, payment of a Participant's Accounts shall be made in accordance with the Participant's elections under this Section 1. If a Participant has elected no Executive Salary Deferrals under the Plan, his or her Excess Contribution Account shall be paid to him in a lump sum within 60 days following the date the Participant ceases to be an employee of the Employer.

     Section 2. TERMINATION OF EMPLOYMENT BEFORE AGE 50. If a Participant dies or his or her employment terminates for any reason before attaining age 50, the Participant's Accounts shall be paid to the Participant (or in the case of death, to the Beneficiary) in a single sum cash payment within 60 days after such termination of employment or death.

     Section 3. DEATH AFTER ATTAINING AGE 50. If a Participant dies while employed and after attaining age 50, the value of his or her Accounts shall be paid within 60 days after the Participant's death to the Participant's designated Beneficiary, in the form previously elected by the Participant under one of the following options:

          (a)  a single sum cash payment; or

          (b) annual installments over a period of 10 years, the amount of each installment to equal the balance of his or her Accounts immediately prior to the installment divided by the number of installments remaining to be paid.

If a Participant dies after attaining age 50 and after his or her retirement date, but prior to the complete distribution of his or her Accounts, the balance of the Accounts shall be paid to the Participant's designated Beneficiary, in the same manner as it would have been paid to the Participant if the Participant had lived.

     Section 4. ACCELERATION OF PAYMENTS DUE TO UNFORESEEN EMERGENCY. If a retired Participant or a Beneficiary incurs an Unforeseen Emergency, the Plan Administrator may, in its sole discretion, accelerate installment payments or any delayed distribution date to satisfy the individual's emergency need, including any amounts necessary to pay federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant or Beneficiary requesting an emergency payment shall apply for the payment in writing in a form approved or prescribed by the Plan Administrator and shall provide such additional information as the Plan Administrator may require.

     Section 5. All benefits payable under the Plan shall be subject to any applicable federal, state or local income tax or employment tax withholding requirements and any payment made hereunder shall be reduced to reflect such withheld taxes.

                                   ARTICLE IX

                                 ADMINISTRATION

     Section 1.  The Plan Administrator shall have the power

     (a) to make and enforce rules and regulations and to prescribe the use of forms necessary or advisable for efficient administration;

     (b) to interpret the Plan, to resolve ambiguities, inconsistencies and omissions and to decide questions concerning the eligibility of any person to become a Participant, such interpretations, resolutions and decisions to be final and conclusive on all persons;

     (c) to direct payment of amounts due Participants, Beneficiaries and other persons under the Plan; and

     (d) to delegate authority to agents and other persons to act on its behalf in carrying out the provisions and administration of the Plan.

     Section 2. The Plan Administrator may employ such accountants, counsel, and other persons as he deems necessary or desirable in connection with the administration of the Plan and any trust created hereunder. In administrating the Plan, the Plan Administrator may use the facilities of any corporation or unincorporated business affiliated with the Company. The Plan Administrator may delegate any of his responsibilities to such persons as the Plan Administrator deems appropriate. The Plan Administrator may adopt such rules and procedures with respect to the administration of the Plan in such manner and to such extent as he deems necessary and expedient to carry out the Plan. The rules and decisions of the Plan Administrator made in good faith within the scope of his authority shall be final and binding upon all parties.

     Section 3. The Plan Administrator shall prepare or cause to be prepared and distributed to each Participant and Beneficiary periodic reports of the value of the individual's Account under the Plan.

                                    ARTICLE X

                                     FUNDING

     Section 1. The Plan constitutes a mere promise by the Employer to make benefit payments to Participants and Beneficiaries in the future in accordance with the terms hereof, and such Participants and Beneficiaries shall have only the status of general unsecured creditors of the Employer. Any amounts payable under the Plan shall be paid out of the general assets of the Employer and the Participants shall be deemed to be general unsecured creditors of the Employer.

     Section 2. Nothing in the Plan will be construed to create a trust or to obligate the Employer or any other person to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person.

     Section 3. Except as provided in Section 4, the Employer may, in its sole discretion, create a grantor trust to pay its obligations hereunder, but shall have no obligation to do so. If the Employer decides to establish a separate account or trust fund for the payment of benefits hereunder, such account or trust shall be applicable only with respect to the Participants of such Employer and such account or trust shall be treated for all purposes as the assets of such Employer. If such a trust is established by the Employer, the terms of any such trust will conform to the terms of the model trust described in Revenue Procedure 92-64. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

     Section 4. In the case of a Change in Control prior to the establishment of a trust under Section 3 above, the Employer shall pay to each Participant and Beneficiary the balance of his or her Account in cash in a lump sum.

                                   ARTICLE XI

                                CLAIMS PROCEDURE

     Section 1. A Participant or Beneficiary who asserts a right to any benefit under the Plan that he or she has not received must file a written claim with the Plan Administrator. If the Plan Administrator wholly or partially denies the claim, he shall within 90 days of his receipt of the claim provide a written notice of denial to the claimant, setting forth:

          (a)  specific reasons for the denial of the claim;

          (b) specific reference to pertinent provisions of the Plan on which the denial is based;

          (c) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

          (d)  an explanation of the Plan's claims review procedure.

     Section 2. A claimant whose application for benefits is denied by the Plan Administrator, or who has received neither an affirmative reply nor a notice of denial within 90 days after filing his or her claim with the Plan Administrator, may request a full and fair review of the decision denying the claim. The request must be made in writing to the Committee within 60 days after receipt of the notice of denial or, if no notice of denial is issued, within 60 days after the expiration of 90 days from the filing of the claim. In connection with the review, the claimant may:

          (a) request a hearing by the Committee upon written application to the Committee,

          (b)  review pertinent documents in the possession of the Committee, or

          (c) submit issues and comments in writing to the Committee for review.

     Section 3. A decision on review by the Committee shall be made promptly, and not later than 60 days after the receipt by the Committee of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the claimant will be so notified of the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the pertinent provisions of the Plan on which the decision is based. The Committee shall have discretionary authority to interpret and apply the provisions of the Plan with respect to any benefit claim, and the decision of the Committee shall be final and binding upon all parties.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 1. The establishment of the Plan shall not be construed to confer upon any Participant any legal right to be continued as an Employee and the Company and the applicable Employer expressly reserve the right to discharge from employment any Participant or to increase or decrease his or her compensation whenever the interest of the Employer, in its sole judgment, may so require.

     Section 2. Except as otherwise provided by applicable law, amounts payable under the Plan may not be assigned or hypothecated and no such amounts shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

     Section 3. Except as otherwise provided by applicable law, if any Participant or Beneficiary becomes a debtor under the bankruptcy code or attempts to assign, encumber or otherwise transfer any amounts payable under the Plan, or if any attempt is made to subject any amounts payable under the Plan to the debts, liabilities or obligations of the Participant or his or her Beneficiary entitled to such amounts, then the Plan Administrator may, in its discretion, terminate the obligation of the Employer to pay such amounts and cause such amounts or any part thereof to be held or applied for the benefit of such Participant or Beneficiary, in such manner and in such proportion as the Plan Administrator shall determine.

     Section 4. To the extent not preempted by any laws of the United States now or hereafter enacted, including the Employee

Retirement Income Security Act of 1974, as may from time to time be amended, the Plan shall be construed and all provisions hereof shall be enforced and administered according to the laws of the Commonwealth of Massachusetts.

     Section 5. Any provisions of the Plan deemed to be in violation of any law or regulation shall be void and of no effect, and shall not affect the continued validity of any other provision hereof which shall remain in full force and effect.

                                  ARTICLE XIII

                    AMENDMENT, TERMINATION AND EFFECTIVE DATE

     Section 1. The Company reserves the right at any time and from time to time to modify, amend or terminate the Plan or any of its provisions as to all Employers, by an officer executing an instrument in writing by authorization of the Board of Directors, with the written approval of the Chief Executive Officer of MMC. Notwithstanding the preceding sentence, in no event shall the modification, amendment or termination of the Plan reduce the value of any Participant's account balance in his or her Accounts.

     Section 2. This document, which sets forth the terms and conditions of the Plan, shall be effective as of January 1, 1994.

     IN WITNESS WHEREOF, Putnam Investments, Inc. has caused the Putnam Investments, Inc. Executive Deferred Compensation Plan to be executed by its duly authorized officer the 15th day of December, 1994.

                              PUTNAM INVESTMENTS, INC.



                              By:/s/Lawrence J. Lasser
                                 --------------------------------

                              Title:  President

                                   APPENDIX A

                                   APPENDIX B

                                                                      EXHIBIT 10

                              AMENDED AND RESTATED


                              EMPLOYMENT AGREEMENT



                                 by and between



                       MARSH & McLENNAN RISK CAPITAL CORP.



                                       and



                                 ROBERT CLEMENTS



                        Effective as of December 31, 1993

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Section 1.  Employment . . . . . . . . . . . . . . . . . . . . . . . . . .     1

Section 2.  Employment Period. . . . . . . . . . . . . . . . . . . . . . .     1

Section 3.  Position and Duties. . . . . . . . . . . . . . . . . . . . . .     1

Section 4.  Place of Performance . . . . . . . . . . . . . . . . . . . . .     2

Section 5.  Compensation and Related Matters . . . . . . . . . . . . . . .     2

               (a) Base Salary and Stipend . . . . . . . . . . . . . . . .     2

               (b) Bonus . . . . . . . . . . . . . . . . . . . . . . . . .     3

               (c) Performance Payment . . . . . . . . . . . . . . . . . .     3

               (d) Expenses. . . . . . . . . . . . . . . . . . . . . . . .     9

               (e) Vacation. . . . . . . . . . . . . . . . . . . . . . . .     9

               (f) Services Furnished. . . . . . . . . . . . . . . . . . .     9

               (g) Other Benefits. . . . . . . . . . . . . . . . . . . . .    10

               (h) Consulting Arrangement. . . . . . . . . . . . . . . . .    11

               (i) Physician Certification Notice. . . . . . . . . . . . .    12

               (j) Investment Advisor Relationship . . . . . . . . . .        13

               (k) Other Company Activities. . . . . . . . . . . . . . . .    17

Section 6.  Personal Investments . . . . . . . . . . . . . . . . . . . . .    17

Section 7.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . .    18

               (a) Death . . . . . . . . . . . . . . . . . . . . . . . . .    18

               (b) Disability. . . . . . . . . . . . . . . . . . . . . . .    18

               (c) Cause . . . . . . . . . . . . . . . . . . . . . . . . .    19

               (d) Good Reason . . . . . . . . . . . . . . . . . . . . . .    19

               (e) Other Terminations. . . . . . . . . . . . . . . . . . .    22

               (f) Notice of Termination . . . . . . . . . . . . . . . . .    22

                                                                            PAGE
                                                                            ----

Section 8.  Compensation Upon Termination or
            During Disability  . . . . . . . . . . . . . . . . . . . . . .    23

               (a) Disability Period . . . . . . . . . . . . . . . . . . .    23

               (b) Death or Disability . . . . . . . . . . . . . . . . . .    23

               (c) Cause or By Executive (Other
                   than for Good Reason or
                   Pursuant to a Physician
                   Certification Notice) . . . . . . . . . . . . . . . . .    24

               (d) Termination By Company (without
                   Cause or Disability) or By
                   Executive for Good Reason . . . . . . . . . . . . . . .    25

               (e) Failure to Extend Consulting
                   Period. . . . . . . . . . . . . . . . . . . . . . . . .    26

Section 9.  Mitigation . . . . . . . . . . . . . . . . . . . . . . . . . .    27

Section 10.  Confidential Information, Removal
             of Documents, Non-Competition . . . . . . . . . . . . . . . .    27

               (a) Confidential Information. . . . . . . . . . . . . . . .    27

               (b) Removal of Documents. . . . . . . . . . . . . . . . . .    27

               (c) Non-Competition . . . . . . . . . . . . . . . . . . . .    28

               (d) Injunctive Relief . . . . . . . . . . . . . . . . . . .    29

               (e) Continuing Operation. . . . . . . . . . . . . . . . . .    30

Section 11.  Successors; Binding Agreement . . . . . . . . . . . . . . . .    30

               (a) Company's Successors. . . . . . . . . . . . . . . . . .    30

               (b) Executive's Successors. . . . . . . . . . . . . . . . .    30

Section 12.  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

Section 13.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .    31

Section 14.  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .    32

Section 15.  Validity. . . . . . . . . . . . . . . . . . . . . . . . . . .    32

Section 16.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .    32

                                                                            PAGE
                                                                            ----

Section 17.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .    32



Exhibit A --   Definition of Certain Terms Used in Section 5(c) and in this
               Exhibit A

Exhibit B --   Terms of Trust Referred to in Section 5(c)(4)

Schedules --   Examples of Executive's Performance Payment under Various
               Assumptions

                             INDEX OF DEFINED TERMS

Term                                                               Where Defined
- ----                                                               -------------

Advisor's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit A
Agreed Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(c)
Base Performance Payment . . . . . . . . . . . . . . . . . . . . . Section 5(c)
Base Salary. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(a)
Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Cause. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7(c)
Change in Control of the Company . . . . . . . . . . . . . . . . . Section 7(d)
Change in Control of the Parent. . . . . . . . . . . . . . . . . . Section 7(d)
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Company's Capital Raising Fee. . . . . . . . . . . . . . . . . . . Exhibit A
Consulting Fee . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(j)
Consulting Period. . . . . . . . . . . . . . . . . . . . . . . . . Section 5(j)
Date of Termination. . . . . . . . . . . . . . . . . . . . . . . . Section 7
Designated Entities. . . . . . . . . . . . . . . . . . . . . . . . Section 10(c)
Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7(b)
Disability Period. . . . . . . . . . . . . . . . . . . . . . . . . Section 8(a)
Early Termination Election . . . . . . . . . . . . . . . . . . . . Section 7(e)
Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Employment Period. . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Enhanced Performance Payment . . . . . . . . . . . . . . . . . . . Section 5(c)
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7(d)
Executive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Good Reason. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7(d)
Investment Advisor . . . . . . . . . . . . . . . . . . . . . . . . Section 5(j)
Investment Advisor Fee . . . . . . . . . . . . . . . . . . . . . . Section 5(j)
Investment Advisory Services . . . . . . . . . . . . . . . . . . . Section 5(j)
Investment Fees. . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit A
Litigation Liabilities . . . . . . . . . . . . . . . . . . . . . . Exhibit A
Marsh & McLennan Entities. . . . . . . . . . . . . . . . . . . . . Section 5(c)
Marsh & McLennan Trident Compensation. . . . . . . . . . . . . . . Exhibit A
Non-Capital Distributions to Partners. . . . . . . . . . . . . . . Exhibit A
Notice of Termination. . . . . . . . . . . . . . . . . . . . . . . Section 7(f)
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1
Performance Payment. . . . . . . . . . . . . . . . . . . . . . . . Section 5(c)
Physician Certification Notice . . . . . . . . . . . . . . . . . . Section 5(i)
SERP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(g)
Stipend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(a)
Trident. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(c)
Trident Annual Return. . . . . . . . . . . . . . . . . . . . . . . Exhibit A
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(c)
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5(c)
20% Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit A

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

          AGREEMENT, effective as of December 31, 1993, by and between Robert Clements (the "Executive") and Marsh & McLennan Risk Capital Corp., a Delaware corporation (the "Company").

          WHEREAS, the Executive and Marsh & McLennan Risk Capital Corp., a New York corporation ("MMRCC"), entered into an Employment Agreement, effective as of December 31, 1993 (the "Prior Agreement"), setting forth the terms and conditions of the employment relationship of the Executive with MMRCC; and

          WHEREAS, MMRCC has been merged into the Company, which is an indirect wholly-owned subsidiary of the Parent (as hereinafter defined), and the Company has succeeded to the rights and obligations of MMRCC under the Prior Agreement; and

          WHEREAS, the parties wish to amend and restate the Prior Agreement in its entirety;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree, intending to be legally bound hereby, as follows:

          1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth. The Executive hereby resigns from his positions as President and a member of the Executive Committee of the Board of Directors of Marsh & McLennan Companies, Inc. (the "Parent") effective as of December 31, 1993.

          2. EMPLOYMENT PERIOD. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on January 1, 1994 (the "Effective Date") and shall end on September 30, 1997, unless sooner terminated by a termination of Executive's employment as set forth herein.

          3. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as Chief Executive Officer and Chairman of the Company. Subject to the supervisory powers of the Board of Directors of the Company (the "Board") (which is expected to have regular quarterly meetings), the Executive shall have those powers and duties consistent with his position as Chief Executive Officer as may be prescribed by the Board, and the Executive as Chief Executive Officer shall cause the

Company to comply with all general policies and procedures as shall be in effect from time to time applicable to the Parent's operating subsidiaries and that have been communicated to the Executive in writing, including the approval by the Parent of annual budgets and business plans including any material changes thereto. During the Employment Period, the Executive shall also provide, from time to time, consulting services to the Parent and its subsidiaries as requested by the Chief Executive Officer of the Parent with respect to their businesses, including services relating to the performance and activities of the Parent's insurance investments, assessing events in the insurance industry and their implications for the Parent's businesses, and such other projects as the Executive may be assigned by the Chief Executive Officer of the Parent. It is expected that the Executive and the Chief Executive Officer of the Parent will meet at least quarterly or as requested by the Chief Executive Officer of the Parent. The Executive agrees to devote substantially all his full working time, attention and energies during normal business hours to the performance of his duties for the Company and such consulting services, and shall comply with all general policies of the Parent and the Company relating to conduct by officers and employees that have been communicated to the Executive in writing. Anything herein to the contrary notwithstanding, subject to Section 10(c) hereof, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations (subject to prior approval by the Chief Executive Officer of the Parent) or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities as the Company's Chairman and Chief Executive Officer.

          4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be at the Company's principal executive offices in New York State or such other location as may be agreed to by the Board and the Executive.

          5.  COMPENSATION AND RELATED MATTERS.

               (a) BASE SALARY AND STIPEND. As compensation for the performance by the Executive of his obligations hereunder, during the Employment Period the Company shall pay the Executive a base salary at the rate of Eight Hundred Thousand Dollars ($800,000) per year

("Base Salary"), payable pursuant to the Company's normal payroll practices. The Executive shall also receive a stipend at the rate of Four Hundred Fifty Thousand Dollars ($450,000) per year, payable semi-monthly and subject to regular payroll withholding, in connection with the consulting services he provides pursuant to Section 3 hereof during the Employment Period (the "Stipend").

               (b) BONUS. Subject to the provisions of Section 8 hereof, the Executive shall receive an annual cash bonus during the Employment Period, payable on or before March 1 following each such year, with a minimum bonus of Eight Hundred Thousand Dollars ($800,000) to be paid with respect to each of 1994, 1995 and 1996, and Six Hundred Thousand Dollars ($600,000) to be paid with respect to 1997. The Compensation Committee of the Board of Directors of the Parent shall, in its sole discretion, after considering the recommendation of the Chief Executive Officer of the Parent, who shall take into account pertinent aspects of the Executive's performance, determine the amount of such bonus. In arriving at such recommendation, the Chief Executive Officer of the Parent shall consider in particular the performance of the Company against business plans and budgets for the year, absolute and relative profit performance, the contribution to the Company of investments and initiatives undertaken by the Executive from January 1, 1994 forward, and the Executive's contributions to the business of other Marsh & McLennan Entities (as defined in Section 5(c)(2) hereof).

               (c)  PERFORMANCE PAYMENT.

               (1) As used in this Section 5(c), the terms Advisor's Fees, Company's Capital Raising Fee, Litigation Liabilities, Marsh & McLennan Trident Compensation and Trident Annual Return shall have the respective meanings set forth in Exhibit A annexed hereto, which refers to the offering memorandum dated July 1993 relating to the private placement of interests in The Trident Partnership, L.P., a limited partnership registered under the laws of the Cayman Islands ("Trident").

               (2) Subject to the provisions of Sections 5(i) and 8 hereof and clause (5) below, if Trident has accepted subscriptions from limited partners while the Executive is an employee of the Company pursuant hereto, the Executive will be eligible to receive a cash payment (the "Performance Payment") within forty-five (45) days following the receipt by the Company of the final liquidating distribution from Trident, and in accordance with the provisions of clauses (3) and (6) below, may receive advance payments of the Performance Payment. As promptly as practicable following receipt of such final liquidating distribution and within 45 days of such receipt, the Company shall furnish the Executive with a statement setting forth in reasonable detail the calculation of the Performance Payment. The Performance Payment will be based upon the Trident Annual Return and certain payments received by the Parent and any corporation or partnership in which the Parent directly or indirectly maintains a majority equity interest (the "Marsh & McLennan Entities") from Trident as described below. In the event the Trident Annual Return is at least 15%, the Executive will be paid a Performance Payment (the "Base Performance Payment") equal to not less than 5% nor more than 25% of the Company's Capital Raising Fee, such percentage to depend upon the percentage of the Trident Annual Return, as follows:
                                             Capital Raising Fee
Trident Annual Return                            Percentage
- ---------------------                        -------------------

At least    Up to but not including
- --------    -----------------------

   15%              16%                                 5%
   16%              17%                                10%
   17%              18%                                15%
   18%              19%                                20%
   19%              --                                 25%

The Executive will also receive an additional amount as a Performance Payment (the "Enhanced Performance Payment"), based upon percentages of portions of the Marsh & McLennan Trident Compensation attributable to increments of the Trident Annual Return. Such additional payment shall be equal to the sum of: (A) 5% of the Marsh & McLennan Trident Compensation; (B) 2.5% of that portion, if any, of the Marsh & McLennan Trident Compensation attributable to the Trident Annual Return being more than 25%; (C) 2.5% of that portion, if any, of the Marsh & McLennan Trident Compensation attributable to the Trident Annual Return being more than 30%; (D) 2.5% of that portion, if any, of the Marsh & McLennan Trident Compensation attributable to the Trident Annual Return being more than 40%;

and (E) 2.5% of that portion, if any, of the Marsh & McLennan Trident Compensation attributable to the Trident Annual Return being more than 50%. For purposes of this Section 5(c), all amounts due under this clause (2) shall reflect any applicable reductions or exclusions under clause (5) below or otherwise under this Section 5(c). (Schedules annexed hereto set forth examples of the computation of the Executive's Performance Payment under various assumptions, such computation being illustrative only and not intended to be binding upon the parties hereto.)
               (3) Subject to the provisions of clause (5) below, the Company shall, within 10 days after receipt of any payment constituting the Company's Capital Raising Fee, make an advance payment to the Executive of the Base Performance Payment equal to 25% of the amount received by the Company. Should it be determined, at the time payment of the Performance Payment would be due pursuant to clause (2) above, that, whether due to computation of the Trident Annual Return, the existence of Litigation Liabilities or otherwise, the Executive has received, by way of advance payments, an amount in excess of the Base Performance Payment to which he is entitled pursuant to clause (2) above, the Executive shall, within 10 days of receiving a demand of payment from the Company (which demand shall include a statement setting forth the basis of such demand in reasonable detail), pay the Company the amount of such excess, together with interest thereon at a rate per annum equal to the publicly announced prime commercial lending rate of Morgan Guaranty Trust Company of New York, or successor thereto, in effect from time to time (the "Agreed Rate"), on a compound basis, from the date or dates such excess was paid to the Executive until the date of payment to the Company. If the Executive fails to make such payment, the Company, in addition to other available remedies, may offset such amount due the Company against any other amounts due to the Executive pursuant to the terms hereof.
               (4) As soon as practicable following the execution of this Agreement, the Company shall establish a grantor trust (the "Trust"), of which Morgan Guaranty Trust Company of New York or, subject to the consent of the Executive, another bank of nationally recognized standing with consolidated shareholders' equity of not less than $500 million shall be trustee (the "Trustee") and the Executive shall be the beneficiary. The Company shall be responsible for the fees of the Trustee and all other expenses related to the establishment and administration of the Trust and all tax liability in connection therewith other than taxes payable by the Executive on amounts received by him from the Trust. The trust agreement shall include, or the Trust shall otherwise be subject to, the terms set forth in Exhibit B annexed hereto, the relevant terms of this clause (4) and such other terms as the Company and the Executive shall, reasonably and in good faith, agree to. The corpus of the Trust shall be funded by the Company contributing $100 upon the Trust's establishment and thereafter, during its existence, contributing, within 10 days of receipt by any Marsh & McLennan Entity of a payment constituting Marsh & McLennan Trident Compensation (subject to the provisions of clauses (5) and (6) below), 5% of such payment, and the Company shall promptly notify the Executive of the amount of such payment and of such contribution.

In addition:

  (A) Should the Company determine, prior to the time payment of the Enhanced Performance Payment would be due pursuant to clause (2) above, that the Marsh & McLennan Trident Compensation is of an amount less than previously determined, the Company shall give notice thereof to the Executive and the Trustee (which notice shall include a statement setting forth the basis of the determination in reasonable detail) and, unless the Executive, within 30 days of receipt of such notice, notifies the Trustee and the Company in writing of his disagreement with the Company's determination, the Trustee shall pay over to the Company from the corpus of the Trust an amount equal to 5% of such deficiency in the Marsh & McLennan Trident Compensation; if the Executive does so notify the Trustee and the Company of his disagreement, and the parties thereafter are unable to agree, the disagreement shall be submitted to arbitration pursuant to the provisions of Section 14 hereof.

  (B) If it shall be determined, at the time payment of the Performance Payment becomes due pursuant to clause (2) above, that the Trust assets are less than the amount of the Enhanced Performance Payment due the Executive (after subtracting from such amounts due any payments made pursuant to clause (6) below), the Company shall also pay to the Executive the additional income that the Executive would have been paid from the Trust (based on the income actually paid from the Trust) had the Company (after giving effect to any payments made pursuant to clause (6) below) contributed to the corpus of the Trust, on the 10th day following the time the Company received each payment of Marsh & McLennan Trident Compensation, the actual portion of the Marsh & McLennan Trident Compensation ultimately determined to be due to the Executive, together with interest thereon at the Agreed Rate, on a compound basis, from the date or dates such additional income would have been payable to the Executive until the date of payment by the Company.

  (C) If it shall be determined, at the time payment of the Performance Payment would be due pursuant to clause (2) above, that, due to computation of the Trident Annual Return, a repayment by "clawback" or otherwise to Trident of all or a portion of the Marsh & McLennan Trident Compensation, the existence of Litigation Liabilities or otherwise, a greater amount has been contributed to the Trust by the Company than would have been the case had the payments purporting to be Marsh & McLennan Trident Compensation not been characterized as Marsh & McLennan Trident Compensation, the Executive shall, within 10 days of receiving a demand of payment from the Company, pay to the Company an amount equal to the income received by him from the Trust earned upon such excess amount, together with interest on such income at the Agreed Rate, on a compound basis, from the date or dates of such payments of income to the Executive until the date of payment to the Company; PROVIDED, HOWEVER, that if such subsequent determination results from, or is caused by facts or circumstances that also result in, the Marsh & McLennan Entities making a repayment to Trident that does not include the payment of interest, the Executive shall not be required to pay to the Company any amount (including interest thereon) which so relates to such repayment to Trident. Notwithstanding the foregoing, if as a result of the resolution of Litigation Liabilities or otherwise it is subsequently determined that some or all of the payments characterized as not being Marsh & McLennan Trident Compensation (as described above) were in fact Marsh & McLennan Trident Compensation, then the Company shall promptly repay to the Executive the amount of income and interest paid by him to the Company pursuant to this subparagraph (C) that would not have been paid if such subsequent determination had been made at the time of the payment of such income and interest by the Executive, together with interest on such amount at the Agreed Rate, on a compound basis, from the date of payment by the Executive until the date of repayment by the Company.

Upon the payment to the Executive of all payments due him pursuant to the provisions of clause (2) above and this clause (4), the Trust shall terminate and all assets of the Trust shall be paid over to the Company. Without limiting the foregoing, at the time payment of the Performance Payment becomes due pursuant to clause (2) above, the Executive shall be entitled to receive from the corpus of the Trust the lesser of (i) the amount then due pursuant to clause
(2) above (reduced by (A) any amounts previously paid to the Executive pursuant to clause (6) below and (B) the application of the provisions of clause (5) below if relevant) or (ii) the amount in the Trust, PROVIDED, HOWEVER, that the Company may choose to make payments from its own funds rather than from the Trust, in which case all assets in the Trust shall be distributed to the Company promptly following such payment. Any such amount paid from the Trust (but not income paid from the Trust) shall reduce the amount otherwise then payable by the Company.

               (5) If, at the time of the final liquidating distribution from Trident or at the time that an advance payment is due pursuant to the provisions of clause (3) above or at the time that a payment of 5% of the Marsh & McLennan Trident Compensation is made to the Trust as provided in clause (4) above, there are any pending or threatened claims, penalties, damages or liabilities involving the Marsh & McLennan Entities that are potentially Litigation Liabilities, an amount equal to the maximum potential exposure of the Company relating thereto that may reasonably be anticipated in the opinion of the Company's outside counsel, shall be excluded from the Company's Capital Raising Fee or from the Marsh & McLennan Trident Compensation, as the case may be. Upon the resolution of such claims, penalties, damages or liabilities, the Company's Capital Raising Fee or the Marsh & McLennan Trident Compensation, as applicable, shall be recomputed and any further payment thereby due the Executive pursuant to clauses (2) or (3) above or payable to the Trust pursuant to clause (4) above as a result of such recomputation shall be promptly paid, PROVIDED, HOWEVER, that in the event such recomputation results in a further exclusion from the Company's Capital Raising Fee or the Marsh & McLennan Trident Compensation, the Executive shall promptly pay to the Company any amount thereby due to the Company.

               (6) Prior to the receipt by the Company of the final liquidating distribution from Trident, the Company and the Executive may agree, each in his or its complete discretion, to the payment to the Executive of a portion of the Enhanced Performance Payment. In the event it shall ultimately be determined that, for whatever reason, the Executive is not entitled to at least the amount of the Enhanced Performance Payment he has received, then, upon receipt of written notice from the Company setting forth in reasonable detail the basis of its claim and the appropriate calculation, the Executive shall promptly pay to the Company an amount equal to the excess payment made to the Executive.

               (d) EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all reasonable business expenses upon the presentation of itemized statements of such expenses, subject to the Company's policies and procedures then in force and upon approval of the Chief Executive Officer of the Parent.

               (e) VACATION. The Executive shall be entitled to vacation during the Employment Period in accordance with the policies of the Parent applicable generally to senior executives.

               (f) SERVICES FURNISHED. During the Employment Period, the Company shall furnish the Executive, at the Company's principal executive offices, with appropriate office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

               (g) OTHER BENEFITS. During the Employment Period, the Executive shall be eligible to participate in all tax-qualified defined contribution and defined benefit retirement plans, and supplemental plans relating thereto, and welfare plans and programs (including group life insurance, medical and dental insurance, and accident and disability insurance) in which employees of the Parent and its United States subsidiaries are generally eligible to participate; PROVIDED, HOWEVER, that, without limitation, such plans and programs shall not include annual bonuses (other than as contemplated in this Agreement and other than a bonus with respect to 1993) or stock option, restricted stock or other Parent stock-related awards or grants after December 31, 1993, and the Executive's covered compensation for the purposes of any such plans during the Employment Period shall include only the Base Salary under Section 5(a) hereof and not the Stipend or any other amounts payable under this Agreement. Notwithstanding anything to the contrary contained in the Marsh & McLennan Supplemental Employee Retirement Plan (the "SERP"), in the event of the Executive's death while in the employ of the Company under this Agreement, the Executive's spouse shall be entitled to a survivor benefit hereunder equal to the excess of (i) the benefit to which she would have been entitled under the SERP assuming the Executive had retired on the date immediately preceding the date of death and had been receiving retirement payments pursuant to the SERP in the form of a 100% joint and survivor annuity at the time of his death, over
(ii) the benefit to which she is entitled under the SERP. The stock option, restricted stock and other Parent stock-related awards and grants held by the Executive on the date of this Agreement shall continue to be governed by the terms of their respective plans and award agreements. The Company will provide the Executive during the Employment Period with an automobile similar to that currently provided by the Parent. It is also expected that the Company will maintain a car and driver for use in connection with the Company's business, including business related local travel by the Executive. The Company will continue to reimburse the Executive for dues and expenses for The Links Club, Stamford Yacht Club and Toronto Lawn and Tennis Club on the same basis as he is presently reimbursed by the Parent. Additional or substitute clubs will be subject to approval by the Chief Executive Officer of the Parent in the normal manner.

               (h) CONSULTING ARRANGEMENT. If the Employment Period has not been terminated prior to September 30, 1997, the Company shall retain the Executive, and the Executive agrees to serve, as a consultant with respect to the Company's business to render advice and services in connection with the Company's business activities and to work on such special projects utilizing the Executive's professional skills as may be assigned to the Executive, subject to the Executive's reasonable convenience, with such services not to require more than 25% of the Executive's time during normal working hours, and with such other responsibilities as the Company and the Executive may hereafter agree.
The period during which the Executive shall be retained by the Company as a consultant pursuant to this Section 5(h) (the "Consulting Period") shall commence on October 1, 1997 and end on September 30, 1999. By mutual agreement between the Company and the Executive, the Consulting Period may be extended annually for successive one-year terms as of each October 1 thereafter. In all events, the Consulting Period (including if so extended) may be sooner terminated by a termination of the Executive's consultancy as set forth herein. During the Consulting Period, the Executive shall receive a consulting fee at the rate of $300,000 per year (the "Consulting Fee"), payable semi-monthly, and the Company will reimburse the Executive for any reasonable travel and entertainment expenses incurred in connection with such consulting services. While serving as a consultant, the Executive shall be an independent contractor, not an employee, and all benefits and emoluments he may have received as an employee shall cease, and the Company will not exercise any control or direction of the Executive's performance of such consulting services but will require that the result to be accomplished has been acceptably achieved. In addition, notwithstanding anything to the contrary in this Section 5(h) or in Section 5(i) hereof, the Executive may at any time prior to the commencement of the Consulting Period elect to have the advice and services described in this
Section 5(h) provided to the Company by a corporation all of the stock of which is owned by the Executive, members of his immediate family or trusts for the benefit of the Executive and members of his immediate family, provided that such corporation shall make the Executive available to render such advice and services. If the Executive so elects, such corporation shall be retained as the consultant under this Section 5(h) and the Consulting Fee and expense reimbursements shall be paid to such corporation. In such event, Sections 7 and 8 hereof shall be deemed modified to provide for the termination of such corporation's consultancy upon the occurrence of the various events specified in such sections with respect to the Executive, and both the Executive and such corporation shall be subject to all of the obligations of the Executive hereunder as pertain to his consultancy hereunder, including but not limited to Section 10 hereof.

          (i) PHYSICIAN CERTIFICATION NOTICE. Notwithstanding anything to the contrary in Section 5(h) hereof, if subsequent to December 31, 1995 and prior to September 30, 1997, a physician mutually agreed to by the Executive and the Company certifies that the Executive's continuing to serve as Chief Executive Officer and Chairman of the Company carries a significant risk of having a material adverse impact on the Executive's health, the Executive may, upon 30 days prior written notice to the Company (a "Physician Certification Notice"), terminate his employment hereunder and commence his service as a consultant as provided in Section 5(h) hereof with such consultancy to continue until September 30, 1999, unless sooner terminated by a termination of the Executive's consultancy as set forth herein. In the event that the Executive's consultancy commences prior to October 1, 1997 as provided in the immediately preceding sentence, the Executive shall receive a bonus under Section 5(b) hereof for the year in which the Date of Termination (as defined in Section 7(e) hereof) occurs on the basis of $1,000,000 (or $750,000 in the event the Date of Termination occurs during the nine-month period ending on September 30, 1997) prorated based upon the number of days during such year or period the Executive was employed by the Company.

          If the Executive provides a Physician Certification Notice to the Company prior to January 1, 1996, the Executive may, upon 30 days prior written notice to the Company, terminate his employment. In the case of such termination of employment:

                    (i) the Company shall pay the Executive (or the Executive's estate or designated beneficiary in the event of his death) any amounts due to the Executive for services prior to the Date of Termination (as defined in Section 7(e) hereof) pursuant to Sections 5(a) or 8(a) hereof but unpaid, any bonus due under Section 5(b) hereof with respect to the year prior to the year in which the Date of Termination occurs but unpaid, and a bonus under Section 5(b) hereof for the year in which the Date of Termination occurs on the basis of $1,000,000 prorated based upon the number of days during such year the Executive was employed by the Company;

                    (ii) the Executive (or the Executive's estate or designated beneficiary in the event of his death) shall be paid, as and when payable pursuant to Section 5(c) hereof, a percentage (up to a maximum of 100%) of the Performance Payment equal to the greater of (A) 20% or (B) the percentage of the total capital commitments to Trident that have been invested prior to the Date of Termination plus 10%;

                    (iii) the Executive (and, to the extent provided in any such plan, his spouse) may participate in the retiree medical plan then in operation for retirees of the Parent under the terms of such plan as if he had been an eligible retiree of the Parent; and

                    (iv) the Company shall have no additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.


          Executive represents that to his knowledge he does not currently have a medical condition that could lead to a Physician Certification Notice.

          (j) INVESTMENT ADVISOR RELATIONSHIP. Notwithstanding anything to the contrary in this Agreement, at any time during the 120 days preceding October 1, 1995, the Company or the Parent may request, upon at least 30 days written notice to the Executive, that the Executive retire as an employee of the Company, effective October

1, 1995 and become an investment advisor to the Company ("Investment Advisor"). In such event:

          (i) the Executive shall retire from the Company and resign as Chief Executive Officer of the Company (remaining as non-executive Chairman) and from any officerships and directorships of the Parent and any other Marsh & McLennan Entities, all effective as of October 1, 1995;

          (ii)  in lieu of the duties as Chief Executive Officer set forth in
                Section 3 hereof, the Executive shall provide "Investment Advisory Services" (as defined below) for the Company as an independent contractor and in lieu of the receipt of Base Salary under Section 3 hereof shall be paid a fee (the "Investment Advisor Fee") at the rate of Eight Hundred Thousand Dollars ($800,000) per year, payable semi-monthly (and the term Investment Advisor Fee shall be substituted for the term Base Salary for purposes of Sections 7 and 8 hereof);

          (iii) notwithstanding anything else in this Agreement, except as otherwise provided in this Section 5(j), the Executive shall for purposes of this Agreement be treated in all respects while serving as Investment Advisor as if he were still an employee hereunder and the Employment Period continued until September 30, 1997 (subject to earlier termination pursuant to the terms of this Agreement);

          (iv) while acting as Investment Advisor, the provisions of Section 5(g) hereof with respect to participation in benefit plans and programs shall no longer apply to the Executive, PROVIDED, HOWEVER, that:

                (A) the Executive (and, to the extent provided in any such plan, his spouse) may participate in the retiree medical plan then in operation for retirees of the Parent under the terms of such plan as if he had been an eligible retiree of the Parent;

                (B) if the Executive converts all or a portion of his group life insurance coverage that was provided during employment under the Parent's Basic and Optional Life Insurance Plans to individual coverage at or upon October 1, 1995, the Company agrees to pay to the Executive, during the remainder of the Employment Period (as in effect without regard to the termination of employment pursuant to this Section 5(j)), the excess of (1) the cost to the Executive of such converted coverage, over (2) the amount the group life insurance would have cost the Executive under such plans had he continued as an active employee with the same level of coverage during such period of time; and

                (C) while an Investment Advisor, the Executive shall have the option to pay quarterly amounts to the Parent equal to the premiums he would be paying if he were an employee participating in the Parent's then-in-effect disability program for employees. In the event such premiums are paid, if the Executive, while an Investment Advisor, becomes disabled (as defined and administered under such program), and his Investment Advisor status is terminated for such disability under paragraph 7(b) of this Agreement, then the Company will make monthly payments to the Executive equal to: (1) the amount the Executive (had he remained a Company employee) would have received under the Parent's then-in-effect disability program, less (2) the amount the Executive is receiving from the Parent's retirement program.

At the end of the Employment Period, if the Employment Period has not been terminated prior to September 30, 1997, the consulting arrangement pursuant to
Section 5(h) shall commence.

          "Investment Advisory Services" shall mean (i) providing services to be provided to Trident under the contemplated Investment Advisory Agreement between the Company and Trident, including identifying potential investee companies and providing information and analyses regarding potential investee companies, making investment recommendations, and assisting in structuring and negotiating the terms of such investments and monitoring their performance, (ii) providing services similar to the foregoing with respect to non-Trident related activities of the Company, and (iii) providing from time to time, consulting services to the Parent and its subsidiaries as requested by the Chief Executive Officer of the Parent with respect to their businesses, including services relating to the performance and activities of the Parent's insurance investments, assessing events in the insurance industry and other implications for the Parent's businesses, and such other projects as may be assigned by the Chief Executive Officer of the Parent.

          Upon becoming Investment Advisor pursuant to this Section 5(j), the Executive shall have the same rights and obligations, and be subject to the same limitations and termination provisions as are applicable during and following the Employment Period (except to the extent inconsistent with his no longer being the Chief Executive Officer), including but not limited to Section 10 hereof, PROVIDED, HOWEVER, that Section 7(d)(iv) hereof shall be modified to read as follows: "during the Employment Period, assignment of duties (including reduction of duties) which are materially inconsistent with the Executive's status as Investment Advisor to the Company." For purposes of Section 5(i) hereof, the Executive's continuing service as Investment Advisor shall be substituted for his continuing service as Chief Executive Officer for the purpose of the Physician Certification Notice.

          In lieu of the Executive becoming the Investment Advisor, the Executive may elect for a corporation, all of the stock of which is owned by the Executive, members of his immediate family or trusts for the benefit of the Executive and members of his immediate family, to become the Investment Advisor. Such corporation shall make the Executive available to render the Investment Advisory Services, and all payments that would have been owed to the Executive pursuant to the terms of this Agreement had the Employment Period continued until September 30, 1997 (subject to earlier termination pursuant to the terms of this Agreement) shall be paid to such corporation. In the event such corporation is the Investment Advisor, Sections 7 and 8 hereof shall be deemed modified to provide for the termination of such corporation's Investment Advisor relationship upon the occurrence of the various events specified in such sections with respect to the Executive, and the immediately preceding paragraph of this Section 5(j) shall apply to both the Executive and such corporation.

          (k) OTHER COMPANY ACTIVITIES. If during the Employment Period the Company organizes a successor or supplemental insurance venture capital investment fund to Trident with objectives and purposes substantially similar to those of Trident, the Executive and the Company will discuss in good faith the Executive's entitlement to receive a performance payment with respect to such fund(s) based on concepts similar to those applicable to Trident and reflecting the business conditions at the time of such discussions.

          6. PERSONAL INVESTMENTS. During the Employment Period, the Parent, in its sole discretion, may make available to the Executive and other similarly situated senior executives of the Parent and its operating subsidiaries the opportunity for personal investments in insurance risk assumption entities being organized involving the solicitation of capital.

          During the Employment Period, the Executive will refrain from any personal investments in the insurance industry, other than (i) any investment in Trident, (ii) investments made available to the Executive in accordance with the preceding paragraph or (iii) investments in stocks, bonds, or other securities listed on any national or regional securities exchange or that have been registered under Section 12(g) of the Securities Exchange Act of 1934 if the Executive's investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding.

          The Executive shall not, during the Employment Period and during the Consulting Period, make any personal investments which would prevent or hinder, directly or indirectly, the transaction of business by or the relationship of any Marsh & McLennan Entity with any governmental or quasi-governmental or public entity (including pension plans covering governmental or quasi-governmental employees), including any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof or any insurance market, including Lloyd's, by virtue of any statute, law, regulation, or administrative practice.

          7. TERMINATION. The Executive's employment or consultancy hereunder, as the case may be, may be terminated under the following circumstances set forth in Sections 7(a) through 7(e) hereof without breach of this Agreement:

                (a) DEATH. The Executive's employment or consultancy hereunder, as the case may be, shall terminate upon his death, and the date of his death shall be the Date of Termination.

                (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis (or as required pursuant to Section 5(h) hereof) for the entire period of six consecutive months and, within thirty (30) days after written Notice of Termination (as defined in Section 7(f) hereof) is given, shall not have returned to the performance of his duties hereunder on a full-time basis (or as required pursuant to Section 5(h) hereof), the Company may terminate the Executive's employment or consultancy hereunder ("Disability"). In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis (or as required by Section 5(h) hereof) during such thirty (30) day period).

                (c) CAUSE. The Company may terminate the Executive's employment or consultancy hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment or consultancy hereunder upon the Executive's:

                    (i) conviction for the commission of a felony involving moral turpitude, fraud or a violation of the United States antitrust laws; or

                    (ii) willful and continuing substantial failure to perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by the Executive for Good Reason) after demand for cure of such failure is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Executive has substantially failed to perform his duties; or

                    (iii) willful gross misconduct or willful gross neglect (including, but not limited to, a material breach of the provisions of Sections 6 or 10 hereof) that, in either case, is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise.

Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution of the Board, adopted (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board) at a meeting of the Board called and held for such purpose within 60 days after the Board has knowledge of the occurrence of an event described in this
Section 7(c), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in this Section 7(c) and specifying the particulars thereof in detail. In this event, the Date of Termination shall be the date specified in the Notice of Termination.

                (d) GOOD REASON. The Executive may terminate his employment or consultancy hereunder within sixty (60) days after the occurrence of one or more of the following events, without the written consent of the Executive, that has not been cured within fifteen (15) business days after written notice thereof has been given by the Executive to the Company ("Good Reason"):

                    (i) a reduction in the Executive's then current Base Salary, Stipend, or Consulting Fee or the termination or material reduction of any employee benefit set forth in Section 5(g) hereof (other than a reduction in benefits as part of an across-the-board reduction applicable to all executive officers of the Company or as otherwise provided in this Agreement);

                    (ii) the failure to pay the Executive a Performance Payment that is due and owed to the Executive;

                    (iii) during the Employment Period, the failure to elect or reelect the Executive to either of the positions described in Section 3 hereof (unless the Company has notified the Executive in writing of the existence of a basis for Cause or as otherwise provided in this Agreement) or removal of him from any such position;

                    (iv) during the Employment Period, assignment of duties (including reduction of duties) which are materially inconsistent with the Executive's status as the Chairman and Chief Executive Officer of the Company;

                    (v) during the Employment Period, the relocation of the Executive's office location as assigned to him by the Company to a location more than 50 miles from Manhattan;

                    (vi) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction;

                    (vii) a "Change in Control of the Parent" (as defined below); or

                    (viii) a "Change in Control of the Company" (as defined below).

The Executive's continued employment or consultancy shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination which shall be no more than thirty (30) days after the Notice of Termination.

          For purposes of this Agreement, a "Change in Control of the Parent" shall have occurred if:

          (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Parent, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or any corporation owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the Parent's then outstanding voting securities;

          (2) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent, and any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (1), (3), or (4) of this Section 7(d)) whose election by the Board of Directors of the Parent or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (3) the stockholders of the Parent approve a merger or consolidation of the Parent with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Parent or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Parent (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Parent's then outstanding securities; or

          (4) the stockholders of the Parent approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the Parent's assets (or any transaction having a similar effect).

For purposes of this Agreement, a "Change in Control of the Company" shall have occurred if the Parent no longer owns at least 50% of the value and voting power of the Company.

                (e) OTHER TERMINATIONS. If the Executive's employment or consultancy is terminated hereunder for any other reason other than as set forth in Sections 7(a) through 7(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination, PROVIDED, HOWEVER, that upon a termination of consultancy as a result of a failure to extend the Consulting Period under Section 5(h) hereof, the Date of Termination shall be the last day of such Consulting Period and, PROVIDED, FURTHER, that upon a termination of employment pursuant to a Physician Certification Notice, the Date of Termination shall be 30 days following the provision of such notice.

                (f) NOTICE OF TERMINATION. Any termination of the Executive's employment or consultancy hereunder by the Company or by the Executive (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment or consultancy under the provision so indicated. A Physician Certification Notice shall serve as a Notice of Termination for purposes of this Section 7(f).

          8.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                (a) DISABILITY PERIOD. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and Stipend (or Consulting Fee), (ii) remain eligible (during the Employment Period) for an annual cash bonus under Section 5(b) hereof until his employment or consultancy is terminated pursuant to
Section 7(b) hereof or, if earlier, until the end of the Employment Period or Consulting Period, as the case may be and (iii) participate in the programs described in Section 5(g) hereof (except to the extent such participation is not permitted under the terms of such programs). Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                (b) DEATH OR DISABILITY. If the Executive's employment or consultancy hereunder is terminated as a result of death or Disability then:

                    (i) the Company shall pay the Executive (or the Executive's estate or designated beneficiary in the event of his death) any amounts due to the Executive for services prior to the Date of Termination pursuant to Sections 5(a), 5(h) or 8(a) hereof but unpaid, any bonus due under Section 5(b) hereof with respect to the year prior to the year in which the Date of Termination occurs but unpaid, and, if such termination occurs during the Employment Period, a bonus under Section 5(b) hereof for the year in which the Date of Termination occurs on the basis of $1,000,000 (or $750,000 in the event the Date of Termination occurs during the nine-month period ending on September 30, 1997) prorated based upon the number of days during such year or period the Executive was employed by the Company;

                    (ii) the Executive (or the Executive's estate or designated beneficiary in the event of his death) shall be paid, as and when payable pursuant to Section 5(c) hereof, a percentage (up to a maximum of 100%) of the Performance Payment equal to the greater of (A) 20% or (B) the percentage of the total capital commitments to Trident that have been invested prior to the Date of Termination plus 10%, PROVIDED, HOWEVER, that such percentage (i) shall be not less than 80% as of a Date of Termination on or after October 1, 1997, (ii) shall not be less than 90% as of a Date of Termination on or after October 1, 1998, and (iii) shall be 100% in the event of a Date of Termination on or after October 1, 1999;

                    (iii) the Executive (and, to the extent provided in any such plan, his spouse) may participate in the retiree medical plan then in operation for retirees of the Parent under the terms of such plan as if he had been an eligible retiree of the Parent; and

                    (iv) the Company shall have no additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

                (c) CAUSE OR BY EXECUTIVE (OTHER THAN FOR GOOD REASON OR PURSUANT TO A PHYSICIAN CERTIFICATION NOTICE). If the Executive's employment or consultancy hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason or pursuant to a Physician Certification Notice) then:

                    (i) the Company shall pay the Executive any amounts due to the Executive for services prior to the Date of Termination pursuant to Sections 5(a), 5(h) or 8(a) hereof but unpaid, and any bonus due under
     Section 5(b) hereof with respect to the year prior to the year in which the Date of Termination occurs but unpaid; and

                    (ii) the Executive shall receive no further Base Salary, Stipend, bonus or Consulting Fee and shall have no right to the Performance Payment, and the Company shall have no additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

                  (d) TERMINATION BY COMPANY (WITHOUT CAUSE OR DISABILITY) OR BY EXECUTIVE FOR GOOD REASON. If the Executive's employment or consultancy hereunder is terminated by the Company (without Cause or Disability) or by the Executive for Good Reason, then:

                    (i) the Company shall pay to the Executive any amounts due to the Executive for services prior to the Date of Termination pursuant to Sections 5(a), 5(b), 5(h) or 8(a) hereof but unpaid, and the Company shall pay to the Executive (A) for the remainder of the Employment Period (as in effect without regard to the termination of employment), the Base Salary and Stipend (at the rate in effect at the time Notice of Termination is given) and the bonus pursuant to Section 5(b) hereof (at the rate of $1,000,000 per year (or $750,000 for the nine-month period ending September 30, 1997)), (B) for the remainder of the Consulting Period (as in effect without regard to the termination of the consulting arrangement), the Consulting Fee (at the rate in effect at the time Notice of Termination is given, or at a rate of $300,000 per year if Notice of Termination is given during the Employment Period), and (C) the Performance Payment as and when payable pursuant to Section 5(c) hereof;

                    (ii) the Executive (and, to the extent provided in any such plan, his spouse) may participate in the retiree medical plan then in operation for retirees of the Parent under the terms of such plan as if he had been an eligible retiree of the Parent;

                    (iii) if the Executive converts all or a portion of his group life insurance coverage that was provided during employment under the Parent's Basic and Optional Life Insurance Plans to individual coverage at or upon his Date of Termination, the Company agrees to pay to the Executive, during the remainder of the Employment Period (as in effect without regard to the termination of employment), the excess of (A) the cost to the Executive of such converted coverage, over (B) the amount the group life insurance would have cost the Executive under such plans had he continued as an active employee with the same level of coverage during such period of time; and

                    (iv) the Company shall have no additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

          (e) FAILURE TO EXTEND CONSULTING PERIOD. If the Consulting Period is not extended pursuant to Section 5(h) hereof, then:

                (i) the Company shall pay the Executive any amounts due to the Executive pursuant to Sections 5(h) or 8(a) hereof, but unpaid;

                (ii) the Executive shall be paid, as and when payable pursuant to Section 5(c) hereof, a percentage (not to exceed 100%) of the Performance Payment equal to the product of (A) 20% and (B) the number of full or partial years from January 1, 1994 through the Date of Termination;

                (iii) the Executive (and, to the extent provided in any such plan, his spouse) may participate in the retiree medical plan then in operation for retirees of the Parent under the terms of such plan as if he had been an eligible retiree of the Parent; and

                (iv) the Company shall have no additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

          9. MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section 8 hereof by seeking other employment or otherwise. However, to the extent that the Executive shall receive from a subsequent employer benefits substantially similar to those to be provided under Sections 5(i)(iii), 5(j)(iv)(A), (B) and (C), 8(b)(iii), 8(d)(ii) and (iii), and 8(e)(iii) hereof, the benefits to be provided under such Sections shall be correspondingly reduced.

          10.  CONFIDENTIAL INFORMATION, REMOVAL OF DOCUMENTS, NON-COMPETITION.

                (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Marsh & McLennan Entities all trade secrets, confidential information, and knowledge or data relating to the Marsh & McLennan Entities and the businesses and investments of the Marsh & McLennan Entities, which shall have been obtained by the Executive during the Executive's employment or consultancy by the Company or previously as an employee, officer or director of any Marsh & McLennan Entity and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or the Parent.

                (b) REMOVAL OF DOCUMENTS. All records, files, drawings, documents, models, equipment, and the like relating to the business of the Marsh & McLennan Entities, which the Executive prepares, uses or comes into contact with shall not be removed by the Executive from the Company's premises without its written consent during or after the Employment Period or the Consulting Period unless such removal shall be required or appropri-ate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to the Company immediately upon termination of the Executive's employment or consultancy, as the case may be, hereunder.

                (c) NON-COMPETITION. During the Executive's employment and consultancy with the Company and until two (2) years after the Executive's Date of Termination (other than a termination as a result of which the Executive receives payments under Section 8(d) hereof or a termination by the Company under Section 7(e) hereof, in which case until one (1) year after the Executive's Date of Termination), the Executive will not (A) engage, anywhere within the geographical areas in which any of the Company or Marsh & McLennan, Incorporated and their respective directly or indirectly owned subsidiaries (the "Designated Entities") have conducted their business operations or provided services as of the date hereof or at any time prior to the Date of Termination, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business which is similar to or in competition with any of the businesses conducted by the Designated Entities during the Executive's employment and consultancy and at the time the Executive engages in such business, (B) divert to any competitor of any of the Designated Entities any customer of any of the Designated Entities, (C) solicit or encourage any officer, employee or consultant of any of the Designated Entities to leave the employ of any of the Designated Entities for employment by or with any competitor of any of the Designated Entities or (D) enter into any relationship pursuant to Section 3 hereof which would prevent or hinder, directly or indirectly, the transaction of business by any of the Designated Entities or the relationship of any of the Designated Entities with any governmental or quasi-governmental or public entity (including pension plans covering governmental or quasi-governmental employees), including any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof or any insurance market, including Lloyd's, by virtue of any statute, law, regulation, or administrative practice; PROVIDED, HOWEVER, that the Executive may (A) other than during the Employment Period, become an officer or director of one or more insurance companies organized or controlled by the Company, Trident or an entity in which the Company has an interest similar to its interest in Trident and (B) invest in stock, bonds, or other securities of any competitor of any of the Designated Entities if (1) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under
Section 12(g) of the Securities Exchange Act of 1934; (2) his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding; and (3) such investment would not prevent or hinder, directly or indirectly, the transaction of business by any of the Designated Entities or the relationship of any of the Designated Entities with any governmental or quasi-governmental or public entity (including pension plans covering governmental or quasi-governmental employees), including any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof or any insurance market, including Lloyd's, by virtue of any statute, law, regulation, or administrative practice. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
                (d) INJUNCTIVE RELIEF. In the event of a breach or threatened breach of this Section 10, the Executive agrees that the Company and the Parent shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                (e) CONTINUING OPERATION. Any termination of the Executive's employment or consultancy or of this Agreement shall have no effect on the continuing operation of this Section 10.

          11.  SUCCESSORS; BINDING AGREEMENT.

                (a) COMPANY'S SUCCESSORS. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement or by operation of law.

                (b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and all obligations shall be binding on any of his assigns including the corporation(s) referred to in Sections 5(h) and (j) hereof. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          12. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                Mr. Robert Clements
                Greycliff
                104 Wallacks Point Drive
                Stamford, CT  06902


          with a copy to:

                William A. Kass, Esq.
                Kantor, Davidoff, Wolfe, Rabbino,
                  Mandelker & Kass, P.C.
                51 E. 42nd Street
                New York, New York  10017

          If to the Company:

                Marsh & McLennan Risk Capital Corp.
                1166 Avenue of the Americas
                New York, New York  10036
                Attn:  Treasurer

          with a copy to:

                Marsh & McLennan Companies, Inc.
                1166 Avenue of the Americas
                New York, New York  10036
                Attn:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          13. MISCELLANEOUS. No provisions of this Agreement may be modified unless such modification is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated for the Company by the Board. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be. No waiver by either party hereto at any time of any breach by any of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

          14. ARBITRATION. Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of New York, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. In the event the arbitrator(s) find that the Company's position in an arbitration is frivolous, costs of such arbitration, including without limitation reasonable attorneys' fees of the Executive, shall be borne by the Company.

          15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          17. ENTIRE AGREEMENT. This Agreement between the Company and the Executive sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                         MARSH & McLENNAN RISK CAPITAL
                           CORP.


                         By:/s/A.J.C. Smith
                            -----------------------------
                            Name:  A.J.C. Smith
                            Title:  Director




                         /s/Robert Clements
                            -----------------------------
                                 Robert Clements

                                    EXHIBIT A

                        DEFINITION OF CERTAIN TERMS USED
                      IN SECTION 5(C) AND IN THIS EXHIBIT A

          The following terms shall have the respective meanings set forth below, the references to the Offering Memorandum being to The Trident Partnership, L.P. Offering Memorandum dated July 1993 relating to the private placement of $1.0 billion of limited partnership interests in Trident and referring therein to Marsh & McLennan Risk Capital Corp., J.P. Morgan & Co. Incorporated, Mid Ocean Limited and BYRNE & sons, l.p. as the "Organizers":

          "Advisor's Fee" shall have the meaning set forth on pages 16 and 17 of the Offering Memorandum under the heading "Investment Advisory Agreements".

          "Company's Capital Raising Fee" shall mean Investment Fees paid to the Company by Trident less Litigation Liabilities to the extent not subtracted in determining the Marsh & McLennan Trident Compensation.

          "Investment Fees" shall mean the fees, related to the aggregate amount of each capital call, which are described on pages 18 and 19 of the Offering Memorandum under the heading "Investment Fees".

          "Litigation Liabilities" shall mean the amount of any unreimbursed claims, penalties, damages or liabilities to which the Marsh & McLennan Entities become subject in connection with or arising out of or related to the organization, financing, business or affairs of Trident.

          "Marsh & McLennan Trident Compensation" shall mean the sum of:

                    (A) Non-Capital Distributions to Partners paid by Trident to any Marsh & McLennan Entity as a partner of Trident,

                    (B) any Advisor's Fee paid to any Marsh & McLennan Entity (after giving effect to any repayment to Trident resulting from a "clawback" or otherwise), and

                    (C) dividends and other distributions paid to a Marsh & McLennan Entity by the general partner of Trident in excess of the capital invested in such general partner by all Marsh & McLennan Entities, less the sum of:

                    (D) payments made by Trident to the Marsh & McLennan Entities constituting their share of the 20% Return, and

                    (E) Litigation Liabilities to the extent not subtracted in determining the Company's Capital Raising Fee.

          "Non-Capital Distributions to Partners" shall mean the aggregate distribution to all Partners of Trident described on pages 19 and 20 of the Offering Memorandum under the heading "Distributions", other than distributions constituting return of capital referred to in clause (i) of said description.

          "Trident Annual Return" (which shall be reported on by Deloitte & Touche or such other accounting firm of comparable national standing as may be agreed upon by the parties hereto) shall mean the return calculated by dividing (A) the sum of (i) all of Trident's Non-Capital Distributions to Partners and (ii) each Advisor's Fee by (B) Trident's aggregate weighted average capital outstanding, computed on the basis of a 365-day year. Weighted average capital outstanding shall be determined from the date each capital contribution is received by Trident to the date Trident makes distributions thereof to the Partners. An example of the calculation of Trident Annual Return is set forth in this Exhibit A on page A-5 below.

          "20% Return" shall mean that portion of the Non-Capital Distributions to Partners constituting the cumulative preferential return referred to in clause (ii) of the description under the heading "Distribution" in the Offering Memorandum referred above in the definition of Non-Capital Distributions to Partners.

                                    EXHIBIT B
                  TERMS OF TRUST REFERRED TO IN SECTION 5(C)(4)

GRANTOR -- The Company
BENEFICIARY -- The Executive
TRUSTEE -- Morgan Guaranty Trust Company of New York
     (or as otherwise agreed pursuant to Section 5(c)(4))

INVESTMENTS --  To be determined by the Parent, with the Trustee to accept instructions only from the Parent's Treasurer or his designee, to be denominated in U.S. dollars, to be due and payable on demand or with a final maturity not to exceed three years, and to be limited to the following, except as set forth in a writing signed by the Executive, the Company and the Parent:

            (i) Securities of, or unconditionally and fully guaranteed as to principal and return by the full faith and credit of, the United States government.

           (ii) Commercial paper or medium term notes (including that issued by bank holding companies), provided the notes are rated at least "A-1" or "P-1" and, if applicable, the obligor has a long-term debt rating of at least "A" or its equivalent.

          (iii) Obligations of, or instruments or securities issued or guaranteed by, banks rated "B/C" or better by a credit rating agency of recognized standing.

           (iv) Debt instruments issued by states of the United States and their agencies, municipalities or instrumentalities rated at least "A" and/or "A-1" or "P-1".

INCOME: All interest and other income (exclusive of capital items) to be distributed monthly to the Executive.

EXPENSES/TAXATION:  The fees and expenses of the Trustee, as well as other trust expenses and tax liability with respect to amounts in trust
                    (other than taxes payable by the Executive on amounts
                    received by him from the Trust), shall be paid by the
                    Company.
ACCOUNTING:    Annual accounting, and at the termination of the Trust, to the
               Company and the Executive.  In addition, the Trustee shall advise the Company and the Executive quarterly of the
               investments held in the Trust.
Distribution
of Corpus/
REVERSION:     (1)  Except as provided in clause (2) below and in Section
               5(c)(4)(A) hereof, the Trustee shall make distributions of the corpus of the Trust to the Executive or to the Company only upon the written instructions of the Executive and of the Company
               (endorsed by the Parent), in the case of the Company and the Parent signed by an officer of each, which instructions shall include the amount to be so distributed and, if other than cash, a description of the securities to be distributed.

               (2) Upon written request of the Company accompanied by a certificate signed by an officer of the Company and an officer of the Parent, to the effect that the final liquidating distribution has been paid by or on behalf of Trident and the Executive is not entitled to any further payment pursuant to the provisions of Section 5(c) hereof, to which certificate shall be attached a consent signed by the Executive or a further certificate by such officers that the Executive has received not less than 30 days notice of the Company's request, and provided that if the Executive's consent is not attached to said certificate and the Executive does not notify the Trustee, within five business days of the

               Trustee's receipt of said certificate, of any objection to the facts or conclusions set forth in said certificate, the Trust shall terminate and all of its assets shall be paid over to the Company.

               (3) In the event that the Executive and the Company shall fail to agree on the instructions given or to be given to the Trustee pursuant to clause (1) above or the Executive notifies the Trustee in writing of his objections pursuant to clause (2) above, the Trustee shall make no distribution or payment until the dispute is resolved, and the Executive and the Company shall forthwith submit the dispute to arbitration pursuant to the provisions of Section 14 hereof.

                                    SCHEDULES

                   EXAMPLES OF EXECUTIVE'S PERFORMANCE PAYMENT
                            UNDER VARIOUS ASSUMPTIONS

Examples consist of five pairs of schedules illustrating "Trident Partnership Potential Annual Return" and "Marsh & McLennan Risk Capital Corp. Compensation Structure" at assumed levels of Trident Annual Return of 20%, 25%, 30%, 40% and 50%.

                                                                      EXHIBIT 10

                                             December 20, 1994




Mr. Robert Clements
Greycliff
104 Wallacks Point Drive
Stamford, CT 06902

Dear Mr. Clements:

Marsh & McLennan Companies, Inc., a Delaware corporation (the "Parent"), hereby agrees to perform any and all obligations and duties owed to you by the Parent pursuant to the terms and conditions of the Amended and Restated Employment Agreement between Marsh & McLennan Risk Capital Corp. (the "Company") and you, effective as of December 31, 1993 (the "Restated Employment Agreement"), and you to agree to perform any and all obligations owed to the Parent by you pursuant to the terms and conditions of the Restated Employment Agreement. The Parent further agrees to guarantee to you the performance of any and all of the Company's obligations and duties under the Restated Employment Agreement.




Agreed to:                    MARSH & McLENNAN COMPANIES, INC.




/s/Robert Clements            By:/s/A.J.C. Smith
- --------------------------       ------------------------------
Robert Clements                   Name:    A.J.C. Smith
                                  Title:   Chairman

                                                                      EXHIBIT 10
                        MARSH & MCLENNAN COMPANIES, INC.
                  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN


1.   PURPOSES.

     The purposes of the Marsh & McLennan Companies, Inc. Senior
Management Incentive Compensation Plan are to foster a partnership orientation among selected members of senior management; to align the interests of these employees with those of MMC's shareholders by offering significant variable compensation opportunities payable in the form of cash or equity awards; to promote and reinforce achievement of corporate, organizational, financial and business development goals; and to qualify the compensation paid under this Plan as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

2.   DEFINITIONS.

     The following terms, as used herein, shall have the following meanings:

     (a) "Award" shall mean an annual incentive compensation award granted pursuant to this Plan with respect to a Performance Period.

     (b) "Award Pool" shall mean the aggregate amount available for Awards under this Plan in respect of a Performance Period, the size of which shall be based upon the percentage of Pre-Tax NOI determined pursuant to Section 5(a) hereof.

     (c)  "Board" shall mean the Board of Directors of MMC.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, including the regulations and other guidance issued thereunder.

     (e) "Committee" shall mean those members of the Compensation Committee of the Board who satisfy the requirements of "outside directors" within the meaning of Section 162(m) of the Code, and who shall not be fewer than two in number.

     (f) "Common Stock" shall mean the common stock, par value $1.00 per share, of MMC.

     (g)  "Company" shall mean, collectively, MMC and its subsidiaries.

     (h) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

     (i) "Deferral Plan" shall mean the Marsh & McLennan Companies, Inc. Cash Bonus Award Voluntary Deferral Plan, as amended from time to time, or any successor plan thereto, or other deferred compensation plans or arrangements of the Company.

     (j) "Extraordinary Adjustments" shall mean unusual or nonrecurring events affecting MMC or any subsidiary, or any business division or unit or the financial statements of MMC or any subsidiary, such as major restructurings, reorganizations, special dividends, consolidations, spin-offs, combinations or other corporate transactions or events or in response to changes in applicable laws and regulations (including interpretations thereof), accounting principles, tax rates and regulations or business conditions. The foregoing adjustments are intended to be objectively determinable and nondiscretionary and, as such, consistent with the qualification of Awards as "qualified performance-based compensation" under Section 162(m) of the Code, and shall be construed accordingly. To the extent it shall be determined that any such adjustment would likely cause compensation relating to an Award to a Covered Employee to fail to be deductible under Section 162(m) of the Code, such adjustment shall not be authorized or made, unless otherwise determined by the Committee.

     (k) "Fair Market Value" on any given date shall mean the arithmetic mean of the high and low prices of the Common Stock on the New York Stock Exchange on the last trading day preceding such date.

     (l) "MMC" shall mean Marsh & McLennan Companies, Inc., a Delaware corporation.

     (m) "1992 Plan" shall mean the Marsh & McLennan Companies, Inc. 1992 Incentive and Stock Award Plan, as amended from time to time, or any successor plan thereto.

     (n) "Participant" shall mean a senior management employee of the Company who is, pursuant to Section 4 of this Plan, selected to participate herein.

     (o) "Performance Period" shall mean each fiscal year of the Company, or such other period as may be established by the Committee in a manner consistent with the requirements of Section 162(m) of the Code.

     (p) "Plan" shall mean this Marsh & McLennan Companies, Inc. Senior Management Incentive Compensation Plan, as amended from time to time.


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

     (q) "Pre-Tax-Income" for a Performance Period shall mean, except as otherwise provided herein, the consolidated pre-tax net operating income of the Company, as determined in accordance with generally accepted accounting principles and reported in the Company's audited financial statements for such Performance Period, before any provision for amounts paid or accrued in respect of annual incentive awards under this Plan and other bonus plans of the Company and before provision for any Extraordinary Adjustments.

3.   ADMINISTRATION.

     This Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions and restrictions relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to determine the form and timing of payment in settlement of an Award; to construe and interpret this Plan and any Award; to prescribe, amend and rescind rules and regulations relating to this Plan; and to make all other determinations deemed necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under this Plan from or through any Participant) and any shareholder of MMC.

     No member of the Board or the Committee shall be liable for any action taken or determinations made in good faith with respect to this Plan or any Award granted hereunder.

4.   ELIGIBILITY.

     Awards may be granted to senior management employees of the Company in the sole discretion of the Committee, including for this purpose senior management employees whose employment with the Company commences or terminates during the Performance Period. In determining the persons to whom Awards shall be granted, the Committee shall take into account such factors as the Committee shall deem appropriate in connection with accomplishing the purposes of this Plan.


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

5.   AWARD POOL; PAYMENT OF AWARDS.

     (a) The size of the Award Pool in respect of a Performance Period shall be an amount equal to the sum of (a) five percent (5%) of Pre-Tax Income for such Performance Period plus (b) an additional two-tenths of one percent (.2%) of Pre-Tax Income for each full percentage increase in Pre-Tax Income over the preceding Performance Period; PROVIDED, HOWEVER, that in no event shall the Award Pool in respect of any Performance Period exceed ten percent (10%) of Pre-Tax Income for such Performance Period. To the extent permitted by Section 162(m) of the Code, if the Committee establishes a Performance Period other than a fiscal year of the Company, then (1) the Award Pool for such Performance Period shall be based upon annualized Pre-Tax Income and the annualized increase in Pre-Tax Income for such Performance Period, and (2) annualized Pre-Tax Income for such Performance Period shall be utilized for purposes of applying clause
(b) above for the next succeeding Performance Period. Annualized Pre-Tax Income and the annualized increase in Pre-Tax Income shall be determined in accordance with the books and records of the Company and in a manner consistent with the terms of this Plan.

     (b) Awards granted to Participants in respect of a Performance Period shall consist of such portion of the Award Pool as the Committee may determine; PROVIDED, HOWEVER, that no Participant who is a Covered Employee for the calendar year with which or in which the Performance Period ends may be allocated an amount in excess of twenty percent (20%) of such Award Pool. Unless otherwise determined by the Committee, no payment shall be made to any such Covered Employee unless the Committee shall have previously certified that the performance goals necessary to the establishment and size of the Award Pool had been attained. The Committee shall not be obligated to grant Awards representing the entire Award Pool.

     (c) Except as hereinafter provided, all payments in respect of Awards granted under this Plan shall be made within a reasonable period after the end of the Performance Period. Such payment shall be made, in the sole discretion of the Committee, in the form of (1) cash, (2) an award of shares of restricted stock, restricted stock units or a similar stock-based award, pursuant to and subject to the terms and conditions of the 1992 Plan, or (3) a combination of the foregoing. For purposes of the preceding sentence, the value of shares of Common Stock represented by the restricted stock, restricted stock units or other stock-based form of payment shall be determined based on the Fair Market Value per share of Common Stock on the date of payment. Amounts otherwise payable in cash under this Plan may be deferred in accordance with the terms and conditions of the Deferral Plan.

6.   GENERAL PROVISIONS.

     (a) COMPLIANCE WITH LEGAL REQUIREMENTS. This Plan and the granting and payment of Awards and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) NONTRANSFERABILITY. Awards shall not be transferable by a Participant.

     (c) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan or in any Award granted under this Plan shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in this Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (d) WITHHOLDING TAXES. In the event a Participant or other person is entitled to receive an Award under this Plan, the Company shall withhold from payment of such Award the amount of any taxes that the Company is required to withhold with respect to such payment.

     (e) AMENDMENT, TERMINATION AND DURATION OF THIS PLAN. The Committee may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part; PROVIDED THAT, no amendment that requires shareholder approval in order for this Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of MMC. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under this Plan.

     (f) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment among Participants.

     (g) UNFUNDED STATUS OF AWARDS. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (h) GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

     (i) EFFECTIVE DATE. This Plan shall become effective as of January 1, 1994, subject to the requisite approval of the shareholders of MMC in order to comply with Section 162(m) of the Code. In the absence of such approval, this Plan (and any Awards theretofore made pursuant to this Plan) shall be null and void.

     (j) INTERPRETATION. This Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. If any provision of this Plan shall be determined by the Internal Revenue Service or a court of competent jurisdiction to be contrary to said Section 162(m), said provision shall be limited to the extent necessary so that such provision complies with said
Section 162(m) and such determination shall not affect any other provisions of this Plan, which provisions shall remain in full force and effect.


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